Exhibit 4.4.1



                                                             EXECUTION VERSION





                             Dated 19 January 2005




                           GRANITE MASTER ISSUER PLC





                             THE BANK OF NEW YORK
                  as Note Trustee and Issuer Security Trustee


                                    - and -

                                    OTHERS





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                      FIRST AMENDED ISSUER DEED OF CHARGE

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                            SIDLEY AUSTIN
                            -------------
                            SIDLEY

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                                   CONTENTS

1.       Interpretation........................................................2

2.       Issuer Security.......................................................3

3.       Release of Issuer Charged Property....................................6

4.       Declaration of Trust..................................................7

5.       Restrictions on Exercise of Certain Rights............................7

6.       Enforcement..........................................................11

7.       Upon Enforcement.....................................................14

8.       Receiver.............................................................18

9.       Further Assurance and Power of Attorney..............................22

10.      Crystallisation......................................................23

11.      Provisions relating to the Security..................................25

12.      Protection of Third Parties..........................................26

13.      Set-Off..............................................................27

14.      Representations and Covenants........................................27

15.      Supplement to Trustee Acts...........................................32

16.      Appointment, Removal and Retirement..................................41

17.      Remuneration and Indemnification of Issuer Security Trustee..........43

18.      Modification and Waiver..............................................45

19.      Miscellaneous Provisions.............................................47

20.      Rights cumulative....................................................48

21.      Assignment...........................................................48

22.      Non Petition Covenant; Corporate Obligations.........................48

23.      Notices..............................................................48

24.      Third Party Rights...................................................49

25.      Execution in Counterparts; Severability..............................49

26.      Governing Law and Jurisdiction; Appropriate Forum....................50


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SCHEDULE 1  FORM OF SECURITY POWER OF ATTORNEY................................54

SCHEDULE 2  ISSUER PRIORITY OF PAYMENTS.......................................57

SCHEDULE 3  FORM OF NOTICE OF ASSIGNMENT......................................69

SCHEDULE 4  ISSUER RESERVE FUND...............................................72

SCHEDULE 5  FORM OF ACCESSION UNDERTAKING.....................................74


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THIS DEED OF CHARGE WAS MADE ON 19 JANUARY, 2005, AND AMENDED AND RESTATED
PURSUANT TO THE DEED OF AMENDMENT AND RESTATEMENT DATED 17 MAY 2007, BETWEEN:

(1) GRANITE MASTER ISSUER PLC (registered number 5250668) a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Master Issuer;

(2) THE BANK OF NEW YORK, a New York banking corporation acting through its London office at 40th Floor, One Canada Square, London E14 5AL in its separate capacities as (1) Issuer Security Trustee and (2) Note Trustee;

(3) CITIBANK, N.A., acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, in its separate capacities as (1) Principal Paying Agent, (2) Agent Bank, (3) Registrar, (4) Transfer Agent and (5) an Issuer Account Bank;

(4) CITIBANK, N.A., acting through its office at 14th Floor, 388 Greenwich Street, New York, N.Y. 10013, U.S.A., in its capacity as US Paying Agent;

(5) NORTHERN ROCK PLC (registered number 03273685) a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its separate capacities as (1) Issuer Cash Manager, (2) an Issuer Account Bank and (3) Start-Up Loan Provider; and

(6) LAW DEBENTURE CORPORATE SERVICES LIMITED (registered number 3388362) a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as the Corporate Services Provider.

WHEREAS:

(A)   This Deed secures and will secure, inter alia, the Issuer Secured
      Obligations.

(B) The Master Issuer may, from time to time, issue Series of Issuer Notes pursuant to the Issuer Trust Deed.

(C) The Paying Agents, the Agent Bank, the Registrar and the Transfer Agent have agreed to provide certain agency services on behalf of the Master Issuer for the benefit of the Noteholders on the terms set out in the Issuer Paying Agent and Agent Bank Agreement.

(D) The Issuer Cash Manager has agreed to act as cash manager and to provide certain administration and cash management services to the Master Issuer on the terms set out in the Issuer Cash Management Agreement.

(E) The Issuer Account Banks have agreed to provide certain bank account services to the Master Issuer on the terms set out in the Issuer Bank Account Agreement.

(F) The Issuer GIC Provider has agreed to provide certain guaranteed investment services to the Master Issuer on the terms set out in the Issuer Bank Account Agreement.


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(G)   The Start-Up Loan Provider has agreed to make available Start-Up Loan
      Tranches to the Master Issuer on the terms set out in the Start-Up Loan Agreement.

(H) The Corporate Services Provider has agreed to act as corporate services provider to, inter alios, the Master Issuer on the terms set out in the Corporate Services Agreement.

(I) This Deed is supplemental to the Issuer Trust Deed of even date herewith and made between the Master Issuer and the Note Trustee relating to the issuance of the Issuer Notes.

(J) New Issuer Secured Creditors, including, but not restricted to, any Issuer Swap Provider may accede to this Deed from time to time on the terms set out herein.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.    Interpretation

1.1   Definitions: The provisions of:

      (a) the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005, and

      (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005,

      (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Deed.

      The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Programme Master Definitions Schedule.

1.2   Construction: In this Deed, except where the context otherwise requires:

      (a) a reference in this Deed to any property, assets, undertakings or rights includes, unless the context otherwise requires, present and future property, assets, undertakings or rights;

      (b) "this Issuer Deed of Charge", "this Deed of Charge" or "this Deed" means this Deed and all the Schedules hereto (as from time to time modified and/or supplemented in accordance with the provisions set out herein) and all Deeds of Accession entered into under or pursuant to this Deed and each other document or deed entered into pursuant hereto (as from time to time modified/and or supplemented as aforesaid) and expressed to be supplemental hereto;

      (c) reference to any agreement or other document (including any of the Issuer Transaction Documents) shall be deemed also to refer to such agreement or document as amended, varied, supplemented or novated from time to time;


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      (d)   references to any person shall include references to his
            successors, transferees and assigns and any person deriving the title under or through him; and

      (e) any reference to a Receiver shall be to the Receiver appointed by the Issuer Security Trustee, pursuant to the terms of this Deed.

2.    Issuer Security

2.1   Issuer Charged Property:

      The Master Issuer, by way of first fixed security for the payment or discharge of the Issuer Secured Obligations, subject to Clause 3 (Release of Issuer Charged Property), hereby assigns to the Issuer Security Trustee, all of its right, title, benefit and interest and all claims, present and future, in, to and under the security and all property, assets, rights and claims held on trust by the Funding 2 Security Trustee for the payment or discharge of the relevant Funding 2 Secured Obligations pursuant to the Funding 2 Deed of Charge including all rights to receive payment of any amount which may become payable to the Master Issuer thereunder and all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Issuer Security Trustee absolutely.

2.2   Contractual rights:

      (a) The Master Issuer, by way of first fixed security for the payment or discharge of the Issuer Secured Obligations, subject to Clause 3 (Release of Issuer Charged Property), hereby assigns to the Issuer Security Trustee, all of its right, title, benefit and interest, present and future, in, to and under each of the Issuer Transaction Documents (other than this Deed and provided that the assignment of the right, title, benefit and interest of the Master Issuer under each Issuer Swap Agreement shall be subject to the rights of set-off and netting provided therein) including, without limitation, all rights to receive payment of any amounts which may become payable to the Master Issuer thereunder and all payments received by the Master Issuer thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Issuer Security Trustee absolutely.

2.3 Accounts: The Master Issuer, by way of first fixed security for the payment or discharge of the Issuer Secured Obligations, subject to Clause 3 (Release of Issuer Charged Property), hereby charges in favour of the Issuer Security Trustee all of its rights, title, benefit and interest, present and future, in, to and under:

      (a)   each Issuer Bank Account;

      (b)   any Issuer Swap Collateral Account; and


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      (c)   each other account (if any) in which the Master Issuer may at any time have or acquire any right, title, benefit or interest,

      and all monies or securities now or at any time hereafter standing to the credit thereof and the debts represented by them together with all rights and claims relating or attached thereto including, without limitation, the right to interest or other income or distributions and the proceeds of any of the foregoing.

2.4 Authorised Investments and Swap Collateral: The Master Issuer, by way of first fixed security for the payment or discharge of the Issuer Secured Obligations, subject to Clause 3 (Release of Issuer Charged Property), hereby charges in favour of the Issuer Security Trustee all of its right, title, benefit and interest, present and future in, to and under:

      (a) any Authorised Investment purchased using monies standing to the credit of any Issuer Bank Account; and

      (b)   any Swap Collateral in the form of securities,

      for the time being owned by it and all rights in respect of or ancillary to such Authorised Investments and such Swap Collateral, including the right to income and distributions and the proceeds of any of the foregoing.

2.5 Floating Charge: The Master Issuer, by way of first floating security for the payment or discharge of the Issuer Secured Obligations, subject to Clause 3 (Release of Issuer Charged Property), hereby charges in favour of the Issuer Security Trustee the whole of its undertaking and all its property, assets and rights, whatsoever and wheresoever, both present and future, including without limitation its uncalled capital, other than any property or assets for the time being the subject of a fixed charge or effectively assigned pursuant to any of the foregoing provisions of this Clause 2 (Issuer Security) and/or any Deed of Accession.

2.6 Title Guarantee: Each of the dispositions of, assignments of or charges over property effected in or pursuant to this Deed is made with full title guarantee.

2.7 Further Acquired Items: For the avoidance of doubt, it is hereby confirmed that the Security Interests created under or pursuant to Clauses 2.1 (Funding 2 Charged Property) to Clause 2.4 (Authorised Investments and Swap Collateral) (inclusive) are intended to be specific and fixed assignments, or specific and fixed charges over (as the case may be) the property and assets to which they relate, both present and future, including property and assets which are acquired after the date hereof.

2.8 No Transfer of Obligations: Notwithstanding anything else in this Deed, it is hereby agreed that dispositions of property effected in or pursuant to this Clause 2 (Issuer Security) do not transfer obligations and nothing herein shall be construed as a transfer of obligations to the Issuer Security Trustee.

2.9   Notice and Acknowledgement:

      (a) The execution of this Deed and/or any Deed of Accession by any Issuer Secured Creditor shall constitute express notice to such Issuer Secured


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            Creditor of the assignments, charges and any other Security
            Interests made by the Master Issuer pursuant to this Deed.

      (b) By its execution of this Deed and/or any Deed of Accession each Issuer Secured Creditor acknowledges and consents to the Issuer Security and also acknowledges that as at the date hereof it has not received from any other person notice of any assignment, charge or other Security Interest of the Issuer Charged Property.

      (c) Notwithstanding the Issuer Security and subject as provided otherwise in this Deed, each of the parties hereto acknowledges that:

            (i) each Issuer Secured Creditor and each other party to any Issuer Transaction Document may continue to make all payments becoming due to the Master Issuer under any Issuer Transaction Document in the manner envisaged by such Issuer Transaction Document until the receipt of written notice from the Issuer Security Trustee or any Receiver requiring payments to be made otherwise; and

            (ii) until the Issuer Security becomes enforceable in accordance with Clause 6.2 (Enforceable), the Master Issuer shall be entitled to exercise its rights, powers and discretions and perform its obligations in relation to the Issuer Charged Property and under the Issuer Transaction Documents in accordance with the provisions of the Issuer Transaction Documents.

2.10  Issuer Security Trustee's Discretion in relation to Issuer Charged
      Property:

      Without prejudice to any other rights of the Issuer Security Trustee after the Issuer Security has become enforceable and subject to the terms of the Issuer Transaction Documents, the Issuer Security Trustee may from time to time at any time after any part or parts of the Issuer Security becomes enforceable:

      (a) enter into, make, execute, sign, deliver and do all such contracts, agreements, deeds, receipts, payments, assignments, transfers, conveyances, assurances and things and bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Issuer Charged Property as it may think expedient;

      (b) exercise or refrain from exercising, in such manner as in its absolute discretion the Issuer Security Trustee shall think fit, all or any of the rights, powers, authorities, discretions or remedies of the Master Issuer under or in relation to the Issuer Charged Property or incidental to the ownership thereof and, in particular but without limiting the generality of the foregoing, exercise all rights to vote or to give any consent or notification or make any declaration in relation to such Issuer Charged Property. For the avoidance of doubt, the Issuer Security Trustee shall not be required to have regard to the interests of the Master Issuer in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by the Master Issuer in relation thereto; and


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      (c)   demand, sue for and take any advice or institute any proceedings to recover or obtain payment of any amounts which may then be due and payable to the Master Issuer but which remains unpaid under or in respect of the Issuer Charged Property or any part thereof either in its own name or in the name of the Master Issuer.

2.11 Accession of New Issuer Secured Creditors: As a condition precedent to any Series of Issuer Notes issued under the Programme, any New Issuer Secured Creditor shall accede to the terms of this Deed by executing an Accession Undertaking in the form or substantially in the form set out in Schedule 5 (Form of Accession Undertaking) to this Deed.

3.    Release of Issuer Charged Property

3.1 Release, Reassignment or Discharge: Upon the irrevocable and unconditional payment in full or discharge (or any combination of the foregoing) of all the Issuer Secured Obligations and upon the Issuer Security Trustee being satisfied that the Master Issuer is under no further actual or contingent obligation under this Deed or any other Issuer Transaction Document, the Issuer Security Trustee shall, at the request and cost of the Master Issuer, release, reassign and/or discharge from the Issuer Security all of the Issuer Charged Property to, or to the order of, the Master Issuer; provided that where any such release, re-assignment or discharge is made in whole or in part on the faith of any payment, security or other disposition which is avoided or which must be repaid on bankruptcy, liquidation or otherwise, the security constituted by this Deed and the liability of the Master Issuer hereunder shall continue as if there had been no such release, re-assignment or discharge.

3.2 Disposal of Authorised Investments and Swap Collateral: On the making at any time by the Issuer Cash Manager on behalf of the Master Issuer of a disposal of any Authorised Investment or Swap Collateral in the form of securities charged pursuant to Clause 2.4 (Authorised Investments and Swap Collateral), the Issuer Security Trustee shall, if so requested by and at the sole cost and expense of the Master Issuer, but without the Issuer Security Trustee being responsible for any loss, costs, claims or liabilities whatsoever occasioned by so acting upon such request, release, reassign or discharge from the Issuer Security the relevant Authorised Investments or Swap Collateral, provided that in the case of a disposal of an Authorised Investment, the proceeds of such disposal are paid by the Master Issuer into the Issuer Bank Accounts from which the monies to make such Authorised Investment were originally drawn and, that in the case of Swap Collateral, the proceeds of such disposal are paid by the Master Issuer into the relevant Issuer Swap Collateral Cash Account or Issuer Bank Account (as appropriate in accordance with the Issuer Cash Management Agreement) subject to and in accordance with the provisions of this Deed and the Issuer Transaction Documents.

3.3   Withdrawals from Issuer Bank Accounts and Issuer Swap Collateral
      Accounts: Subject to and in accordance with this Deed and the other Issuer Transaction Documents, the Issuer Cash Manager, on behalf of the Master Issuer and the Issuer Security Trustee, is permitted pursuant to Clause 5 (Restrictions on Exercise of Certain Rights) from time to time to withdraw amounts from the Issuer Bank Accounts in order to apply such amounts in accordance with the relevant Issuer Priority of Payments and from time to time to withdraw amounts or securities from


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      the Issuer Swap Collateral Accounts in order to apply such amounts or securities in accordance with the Issuer Cash Management Agreement. Any amount or securities so withdrawn shall be released from the Issuer Security provided that any amount withdrawn from the Issuer Bank Accounts is applied in accordance with and subject to the relevant Issuer Priority of Payments.

4.    Declaration of Trust

      Each of the Issuer Secured Creditors declares the Issuer Security Trustee as trustee of, and the Issuer Security Trustee hereby declares that it holds on trust for the Issuer Secured Creditors, upon and subject to the terms and conditions of this Deed, all of the covenants, undertakings and representations made to the Issuer Security Trustee under this Deed and any other Issuer Transaction Document and all of the charges, assignments and other Security Interests made or given to the Issuer Security Trustee to be made or given to it for the purpose of securing the Issuer Secured Obligations under or pursuant to this Deed or any other Issuer Transaction Document.

5.    Restrictions on Exercise of Certain Rights

5.1 Payments to Issuer Bank Accounts and Issuer Swap Collateral Accounts: At all times prior to the release, re-assignment and/or discharge of the Issuer Security pursuant to Clause 3 (Release of the Issuer Charged Property), the Master Issuer shall save as otherwise provided in the Issuer Transaction Documents or unless the Issuer Security Trustee otherwise agrees in writing (and then only on such terms and in such manner as the Issuer Security Trustee may require) procure that:

      (a) the Issuer Bank Accounts shall from time to time be credited with all amounts (excluding Swap Collateral) received by the Master Issuer under or in respect of the Issuer Transaction Documents, including without limitation the following payments:

            (i) amounts received by the Master Issuer from or on behalf of Funding 2 pursuant to the provisions of the Global Intercompany Loan Agreement;

            (ii)  interest received on the Issuer Bank Accounts;

            (iii) amounts received by the Master Issuer from any Issuer Swap
                  Provider under any Issuer Swap Agreement (excluding Swap Collateral);

            (iv) income received by the Master Issuer in respect of the proceeds of any Authorised Investments;

            (v) amounts received by the Master Issuer from the Funding 2 Security Trustee or a Receiver following the service of a Funding 2 Intercompany Loan Enforcement Notice;

            (vi) such other payments received by the Master Issuer as are, or ought in accordance with this Deed to be, comprised in the Issuer Charged Property;


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            (vii) the proceeds of any issuance of Issuer Notes pending application in accordance with the terms of the Global Intercompany Loan Agreement;

      (b) all Swap Collateral delivered to the Master Issuer (if any) pursuant to any Issuer Swap Agreement will be deposited into an Issuer Swap Collateral Account; and

      (c)   the Issuer Reserve Fund is deposited into the Issuer GIC Account.

5.2   No withdrawal from Issuer Bank Accounts and Issuer Swap Collateral
      Accounts: At all times during the subsistence of the Issuer Security, the Master Issuer shall not be entitled to withdraw or transfer from any Issuer Bank Account or Issuer Swap Collateral Account any monies or securities standing to the credit thereof or direct any payment to be made therefrom to any person save to the extent expressly permitted under the Issuer Transaction Documents without the Issuer Security Trustee's prior written consent.

5.3 Permitted Withdrawals from Issuer Bank Accounts and Issuer Swap Collateral Accounts; Authorised Investments:

      (a) The Master Issuer covenants with the Issuer Security Trustee that the amounts standing to the credit of the Issuer Bank Accounts and any Swap Collateral standing to the credit of an Issuer Swap Collateral Account may only be withdrawn in accordance with this Clause 5.3 (Permitted Withdrawals from Issuer Bank Accounts and Issuer Swap Collateral Accounts; Authorised Investments) or otherwise with the Issuer Security Trustee's prior written consent.

      (b) On any day during an Interest Period prior to the Issuer Security becoming enforceable pursuant to Clause 6.2 (Enforceable), the Master Issuer and the Issuer Security Trustee hereby authorise the Issuer Cash Manager to withdraw such monies from the Issuer Transaction Account as are to be applied on such date to meet any amounts then due and payable by the Master Issuer to third parties in accordance with item (C) of the Issuer Pre-Enforcement Revenue Priority of Payments provided that such monies are applied in making such payments on behalf of the Master Issuer. For the purpose of this paragraph (b), the remaining provisions of this Clause 5.3 (Permitted Withdrawals from Issuer Bank Accounts and Issuer Swap Collateral Accounts; Authorised Investments), Clause
            5.4 (Issuer Pre-Enforcement Revenue Priority of Payments) and Clause 5.5 (Issuer Pre-Enforcement Principal Priority of Payments), the Issuer Cash Manager shall be entitled to assume that the Issuer Security is not enforceable pursuant to Clause 6.2 (Enforceable) unless it has received notice from the Master Issuer or the Issuer Security Trustee or is otherwise aware that the Issuer Security has become so enforceable and shall not be liable to the Issuer Security Trustee, the Master Issuer or any other Issuer Secured Creditor for making payments based on this assumption.

      (c) The Issuer Security Trustee hereby authorises the Issuer Cash Manager, prior to the Issuer Security becoming enforceable pursuant to Clause 6.2 (Enforceable), to make withdrawals from:


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            (i)   the relevant Issuer Bank Account for the purposes of
                  acquiring Authorised Investments provided that all amounts received in respect of the Authorised Investments (including earnings thereon) shall be deposited into the relevant Issuer Bank Account from which they were originally drawn; and

            (ii) the relevant Issuer Swap Collateral Account for the purpose of (1) returning Swap Collateral to an Issuer Swap Provider pursuant to the terms of the relevant Issuer Swap Agreement; or (2) transferring Swap Collateral to the relevant Issuer Transaction Account pursuant to the terms of the relevant Issuer Swap Agreement and the Issuer Cash Management Agreement.

      (d) On each Monthly Payment Date prior to the Issuer Security becoming enforceable pursuant to clause 6.2 (Enforceable) the Issuer Security Trustee hereby authorises the Issuer Cash Manager to transfer from the Issuer GIC Account to the relevant Issuer Transaction Account such amounts that are to be applied as Issuer Available Revenue Receipts on such date in accordance with this Deed.

5.4 Issuer Pre-Enforcement Revenue Priority of Payments: On each Monthly Payment Date falling in a Monthly Payment Period, prior to the Issuer Security becoming enforceable pursuant to Clause 6.2 (Enforceable), the Issuer Security Trustee hereby authorises the Master Issuer or the Issuer Cash Manager in its place to withdraw Issuer Available Revenue Receipts standing to the credit of the Issuer Transaction Accounts that have been allocated towards the payments and provisions in respect of amounts due on that Monthly Payment Date in accordance with the rules and the order of priority of the Issuer Pre-Enforcement Revenue Priority of Payments and the provisions of the Issuer Cash Management Agreement and to apply such monies to the making of such payments and provisions.

5.5 Issuer Pre-Enforcement Principal Priority of Payments: On each Monthly Payment Date falling in a Monthly Payment Period, prior to the Issuer Security becoming enforceable pursuant to Clause 6.2 (Enforceable), the Issuer Security Trustee hereby authorises the Master Issuer or the Issuer Cash Manager in its place to withdraw Issuer Available Principal Receipts standing to the credit of the Issuer Transaction Accounts that have been allocated towards the payments and provisions in respect of amounts due on that Monthly Payment Date in accordance with the rules and the order of priority of the Issuer Pre-Enforcement Principal Priority of Payments and the provisions of the Issuer Cash Management Agreement and to apply such monies to the making of such payments and provisions.

5.6 Amendment to Issuer Priority of Payments: On the issuance of Issuer Notes on any Closing Date or the making available of any Loan Tranches by the Master Issuer to Funding 2, if any amendment to the Issuer Priority of Payments is required as a result thereof, then, subject to the parties to this Deed agreeing the necessary amendments to the priority of payments, the parties to this Deed, together with any person entering into a Deed of Accession, shall set out the new Issuer Priority of Payments accordingly in a schedule to that Deed of Accession. The new Issuer Priority of Payments so amended shall supersede those set out in
      Schedule 2 (Issuer Priority of Payments) to this Deed.


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5.7   No Enforcement by Issuer Secured Creditors: Each of the Issuer Secured
      Creditors (other than the Issuer Security Trustee and the Note Trustee (acting on behalf of the Noteholders) and any Receiver) hereby agrees with the Master Issuer and the Issuer Security Trustee that:

      (a) only the Issuer Security Trustee may enforce the Issuer Security in accordance with the provisions hereof;

      (b) notwithstanding any other provision of this Deed or any other Issuer Transaction Document no sum due or owing to any Issuer Secured Creditor or to the Issuer Security Trustee (whether for itself or on behalf of the Issuer Secured Creditors) from or by the Master Issuer under this Deed or any other Issuer Transaction Document shall be payable by the Master Issuer except to the extent that the Master Issuer or (following enforcement of the Master Issuer Security) the Issuer Security Trustee has sufficient funds available to it (and, in the case of the Issuer Security Trustee, as a result of the realisation of that security) to pay such sum subject to and in accordance with the relevant Issuer Priority of Payments and provided that all liabilities of the Issuer required to be paid in priority thereto or pari passu therewith pursuant to such Issuer Priority of Payments have been paid, discharged and/or otherwise provided for in full PROVIDED THAT this paragraph (b) shall not apply to and shall not limit the obligations of the Master Issuer to the Noteholders under the Issuer Notes, the Issuer Trust Deed and this Deed; and

      (c) it shall not take any steps for the purpose of recovering any of the Issuer Secured Obligations (including, without limitation, by exercising any rights of set-off) or enforcing any rights arising out of the Issuer Transaction Documents against the Master Issuer and it shall not take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against, the Master Issuer or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of the Master Issuer in respect of any or all of its revenues and assets,

      PROVIDED THAT

            (i) in the case of any Noteholder, this provision shall be subject to Clause 6.2 (Only Note Trustee to Enforce) of the Issuer Trust Deed; and

            (ii) in the case of any other Issuer Secured Creditor and subject to there being no Issuer Note then outstanding, if the Issuer Security Trustee having become bound to do so subject to and in accordance with the terms of this Deed and the Issuer Transaction Documents, fails to take any steps or proceedings to enforce the security created hereunder within 30 days of becoming so bound and such failure is continuing, each such other Issuer Secured Creditor shall be entitled to take such steps and proceedings to enforce its rights arising out of the relevant Issuer Transaction Document as it shall deem necessary other than the presentation of a petition or making an application for the winding up, dissolution or reorganisation of, or the institution of insolvency proceedings against, the Master Issuer or the appointment of a receiver, an administrator, administrative receiver or liquidator of the Master Issuer.

5.8 Acknowledgement of Issuer Security Trustee: The Issuer Security Trustee hereby acknowledges and agrees that save with respect to the obligations of the Master Issuer to the Noteholders under the Issuer Notes, the Issuer Trust Deed and this Deed which are not limited under paragraph
      (b) of Clause 5.7 (No Enforcement by Issuer Secured Creditors) or under this Clause 5.8 (Acknowledgement of Issuer Security Trustee) and notwithstanding any other provision of this Deed or any other Issuer Transaction Document, no sum due or owing to any Issuer Secured Creditor or to the Issuer Security Trustee (whether for itself or on behalf of the Issuer Secured Creditors) from or by the Master Issuer under this Deed or any other Issuer Transaction Document shall be payable by the Master Issuer except to the extent that the Master Issuer has sufficient funds available or (following enforcement of the Issuer Security) the Issuer Security Trustee has realised sufficient funds from the Issuer Security to pay such sum subject to and in accordance with the relevant Issuer Priority of Payments and provided that all liabilities of the Master Issuer required to be paid in priority thereto or pari passu therewith pursuant to such Issuer Priority of Payments have been paid, discharged and/or otherwise provided for in full.

5.9 Utilisation of Issuer Reserves: The Master Issuer and the Issuer Cash Manager shall procure that, subject to and in accordance with the Issuer Priority of Payments, amounts standing to the credit of the Issuer Reserve Ledger shall only be debited for the purposes as specified in paragraph 1 of Schedule 4 (Issuer Reserve Fund).

5.10 Adjustment of Issuer Reserves: The Issuer Reserve Minimum Amount, the Programme Reserve Required Amount and the Programme Reserve Required Percentage may be adjusted in accordance with paragraph 2 of Schedule 4 (Issuer Reserve Fund).

5.11 VAT: If any sums which are payable by the Master Issuer under Clause 5.4 (Issuer Pre-Enforcement Revenue Priority of Payments) or Clause 5.5 (Issuer Pre-Enforcement Principal Priority of Payments) of this Deed are subject to VAT, the Master Issuer shall, to the extent it is not already obliged by another clause in this Deed to make such payment of the amount in respect of VAT, make payment of the amount in respect of VAT to the relevant person in accordance with the order of priorities set out in those clauses.

6.    Enforcement

6.1 Notification: The Issuer Security Trustee shall, if practicable, give prior notification to the Seller, Funding 2, the Cash Manager and the Issuer Cash Manager of the Issuer Security Trustee's intention to enforce the Issuer Security. However, the failure of the Issuer Security Trustee to provide such notification shall not in any way prejudice the ability of the Issuer Security Trustee to enforce the Issuer Security.

6.2   Enforceable:

      Without prejudice to the provisions of Clause 8 (Receiver) the Issuer Security shall become immediately enforceable and the power of sale and other powers conferred by

      Section 101 of the 1925 Act, as varied or amended by this Deed, shall be exercisable by the Issuer Security Trustee:

      (a) at any time following the service of an Issuer Enforcement Notice (which has not been withdrawn);

      (b) at any time following the failure to redeem a Series and Class of Issuer Notes at the aggregate amount outstanding (together with accrued and unpaid interest) on the date specified for such redemption in a notice of redemption (provided that such notice is in respect of all Issuer Notes then outstanding) served on the Note Trustee and the Noteholders by the Master Issuer in accordance with Conditions 5(D), 5(E) or 5(F); or

      (c) if there are no Issuer Notes outstanding, following a default in payment of any other Issuer Secured Obligations on its due date or within any applicable grace period following such due date stated in the relevant Issuer Transaction Document but subject always to any limited recourse provisions stated therein and to Clause 5.7 (No Enforcement by Issuer Secured Creditors) hereof.

6.3   Power of Sale:

      (a) Notwithstanding any other provision of this Deed, the Issuer Secured Obligations shall be deemed to have become due and payable for the purposes of Section 101 of the 1925 Act and (to the extent applicable) the statutory power of sale and of appointing a receiver and other powers which are conferred on mortgagees under the 1925 Act as varied or extended by this Deed shall be deemed to arise immediately after execution of this Deed.

      (b) Section 103 of the 1925 Act shall not apply to this Deed and forthwith after the Issuer Security has become enforceable in accordance with Clause 6.2 (Enforceable) the statutory power of sale, as extended by this Deed, and all other powers shall become immediately exercisable without notice to the Master Issuer and the provisions of the 1925 Act regulating the power of sale shall, so far as they relate to the Issuer Charged Property, be varied and extended accordingly.

6.4 Discretionary Enforcement: Subject to the provisions of this Deed, the Issuer Security Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, the Master Issuer or any other party to any of the Issuer Transaction Documents to enforce their obligations under any of the Issuer Transaction Documents. Subject to the provisions of this Deed, at any time after the Issuer Security has become enforceable in accordance with Clause 6.2 (Enforceable), the Issuer Security Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce the Issuer Security.

6.5 Mandatory Enforcement: The Issuer Security Trustee shall not, and shall not be bound to, take any proceedings, actions or steps under or in connection with any of the Issuer Transaction Documents (including, without limitation, any steps to enforce the Issuer Security) unless:

      (a) it shall have been directed to do so by the Note Trustee acting in accordance with the provisions of this Deed and the Issuer Trust Deed; or

      (b) if there are no Issuer Notes outstanding, it shall have been directed to do so by the Issuer Secured Creditor which ranks highest in the Issuer Post-Enforcement Priority of Payments,

      and in either case, it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may become liable or which may be incurred by it in connection therewith.

6.6 Law of Property Act 1925: The provisions of the 1925 Act relating to the power of sale and the other powers conferred by Section 101(1) and (2) are hereby extended in relation to the Master Issuer as if such extensions were contained in the 1925 Act such that at any time after the Issuer Security has become enforceable in accordance with Clause 6.2 (Enforceable) above, the Issuer Security Trustee may in its absolute discretion:

      (a) make demand in the name of the Issuer Secured Creditors or in its own right for any monies and liabilities in respect of the Issuer Charged Property;

      (b) enforce any rights it may have in respect of the whole or any part of the Issuer Charged Property in such manner and upon such terms as the Issuer Security Trustee shall think fit;

      (c) take possession of, get in and collect the Issuer Charged Property and perfect interests comprised therein;

      (d) (subject to any restrictions under or in respect of the relevant Issuer Charged Property) sell, transfer, convey, dispose of, vary or otherwise deal with, and also grant any option to purchase, and effect exchanges of, the whole or any part of Issuer Charged Property or any interest therein in such manner, for such consideration (if any) and generally upon such terms (including by deferred payment or payment by instalments) as it may think fit and/or to concur in any of the foregoing (and nothing shall preclude any such disposal being made to a Issuer Secured Creditor);

      (e) carry out any transaction, scheme or arrangement which the Issuer Security Trustee may, in its absolute discretion, consider appropriate with a view to or in connection with the sale of the Issuer Charged Property;

      (f) do all or any of the things or exercise all or any of the powers, authorities and discretions conferred expressly or by implication on any Receiver under Clause 8.6 (Powers of the Receiver) or otherwise under this Deed; and/or

      (g) exercise all or any of the powers conferred on mortgagees by the 1925 Act as varied or extended by this Deed and any other rights and remedies that may be conferred by statute or common law or in equity on mortgagees or receivers.

6.7 Authorised Investments: Any monies which under the trusts of this Deed ought to or may be invested by the Issuer Security Trustee (or the Issuer Cash Manager on its behalf) after the Issuer Security has become enforceable in accordance with Clause

      6.2 (Enforceable) may be invested in the name or under the control of the Issuer Security Trustee in any Authorised Investments and the Issuer Security Trustee may at any time vary or transfer (or direct the Cash Manager to vary or transfer) any of such Authorised Investments for or into other such Authorised Investments as the Issuer Security Trustee in its absolute discretion may determine, and shall not be responsible for any loss occasioned by reason of any such investments whether by depreciation in value or otherwise, provided that such Authorised Investments were made in accordance with the foregoing provisions. If a bank or institution with which any monies placed on deposit in accordance with this clause is the Issuer Security Trustee or a subsidiary, holding or associated company of the Issuer Security Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.

7.    Upon Enforcement

7.1 Service of an Issuer Enforcement Notice: Without prejudice to the effectiveness of any service of an Issuer Enforcement Notice, in the event that an Issuer Enforcement Notice has been served (and not withdrawn) by the Note Trustee on the Master Issuer and the Issuer Security Trustee or the Issuer Security has otherwise become enforceable, the Issuer Security Trustee shall as soon as is practicable notify each of the following parties of the enforcement of the Issuer Security (whether by service of a copy of any Issuer Enforcement Notice or otherwise):

      (a)   the Seller;

      (b)   Funding 2;

      (c)   the Account Bank, the Cash Manager and the Issuer Cash Manager;

      (d) the Paying Agents and the other Agents under the Issuer Paying Agent and Agent Bank Agreement;

      (e)   any Issuer Swap Provider;

      (f)   the Corporate Services Provider; and

      (g)   each other Issuer Secured Creditor.

7.2 Crystallisation: From and including the date when the Note Trustee serves an Issuer Enforcement Notice (which has not been withdrawn) on the Master Issuer or the Issuer Security has otherwise become enforceable:

      (a) notwithstanding any provision hereof or of any other Issuer Transaction Document no amount may be withdrawn from the Issuer Bank Accounts except with the prior written consent of the Issuer Security Trustee; and

      (b) if not already crystallised, but subject to any prohibition or restriction imposed by law, any charge created by this Deed which is a floating charge shall crystallise, provided that the floating charge created by this Deed shall not be crystallised solely as a result of obtaining a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court.

7.3 Issuer Post-Enforcement Priority of Payments: At any time after the Issuer Security has become enforceable in accordance with Clause 6.2 (Enforceable) and (if applicable) provided that the Issuer Enforcement Notice has not been withdrawn, the relevant Issuer Available Revenue Receipts, Issuer Available Principal Receipts and all other monies (excluding Swap Collateral standing to the credit of the Issuer Swap Collateral Accounts) paid to or received or recovered by or on behalf of the Master Issuer or the Issuer Security Trustee or any Receiver appointed on its behalf, including all proceeds following any sale, realisation of the Issuer Charged Property or other enforcement of the Issuer Security and all amounts (excluding Swap Collateral standing to the credit of the Issuer Swap Collateral Accounts) not previously distributed and/or standing to the credit of any Issuer Bank Account shall (if not already received by the Issuer Security Trustee) be paid to and held by the Issuer Security Trustee on trust to apply the same on each Monthly Payment Date falling in a Monthly Payment Period (save to the extent otherwise required by applicable law) in accordance with the order of priority of the Issuer Post-Enforcement Priority of Payments and subject to the other rules set out in Schedule 2.

7.4   Certification of Amounts:

      (a) The Issuer Security Trustee shall be entitled to rely on (and to accept as conclusive evidence save in the case of manifest error) a certificate from each Issuer Secured Creditor as to the amounts owed to such Issuer Secured Creditor under the Issuer Transaction Documents. The Issuer Security Trustee shall not take into account for the purpose of the application of moneys in accordance with the Issuer Post-Enforcement Priority of Payments any amounts of which it has not been notified by the intended recipient on or prior to the date in question.

      (b) Each Issuer Secured Creditor will, at all times, promptly provide the Issuer Security Trustee and/or any Receiver on request with a certificate setting out detailed information as to the amount of the Issuer Secured Obligations to which such Issuer Secured Creditor is entitled and such other information as the Issuer Security Trustee and/or any Receiver may require to enable or facilitate the Issuer Security Trustee and/or any Receiver to perform its functions hereunder or under any of the Issuer Transaction Documents, such certificate to be in a form required by the Issuer Security Trustee and/or any Receiver. In determining the respective entitlements of the Issuer Secured Creditors hereunder, such certificates shall be binding on all of the Issuer Secured Creditors.

7.5 Retention Account: If the Issuer Security Trustee enforces the Issuer Security at a time when either no amounts or not all amounts owing in respect of the Issuer Secured Obligations have become due and payable or any of the Issuer Secured Obligations are at such time contingent or future, the Issuer Security Trustee or a Receiver may, for so long as no such amounts or not all such amounts have become due and payable or any of the Issuer Secured Obligations are at such time contingent or future, pay any monies referred to in Clause 7.3 (Issuer Post-Enforcement Priority of Payments), as the case may be, into, and retain such monies in, an interest-bearing account (a "retention account") to be held by it as security and applied by it in accordance with Clause 7.3 (Issuer Post-Enforcement Priority of Payments) as and when any of the amounts referred to therein become due and payable.

7.6 Issuer Security Trustee Rights upon Enforcement: In addition to any other rights expressly provided herein, for the period commencing upon the service of an Issuer Enforcement Notice and terminating upon the notification to the Issuer Secured Creditors by the Issuer Security Trustee that all Issuer Secured Obligations have been satisfied in full or that such Issuer Enforcement Notice has been withdrawn:

      (a) (provided such Issuer Secured Creditor has received a copy of, or other notice of the service on the Master Issuer of, any such Issuer Enforcement Notice) each Issuer Secured Creditor agrees that it will pay to the Issuer Security Trustee or the Receiver, as the case may be, all monies received or recovered by such Issuer Secured Creditor (whether by way of set-off or otherwise) in order that such amounts may be applied by the Issuer Security Trustee in accordance with Clause 7.3 (Issuer Post-Enforcement Priority of Payments);

      (b) save as otherwise expressly provided in this Deed or as required by the Issuer Security Trustee, all payments under or arising from this Deed and all amounts payable to the Master Issuer by any party to this Deed under any Issuer Transaction Document shall be paid to the Issuer Security Trustee or to its order;

      (c) save as otherwise expressly provided in this Deed, all rights or remedies provided for by this Deed or available at law or in equity to the Issuer Secured Creditors are exercisable by the Issuer Security Trustee;

      (d) save as otherwise expressly provided in this Deed, all rights to compel performance of the Issuer Transaction Documents are exercisable by the Issuer Security Trustee; and

      (e) all payments in respect of the Issuer Secured Obligations shall operate in satisfaction pro tanto of the Master Issuer's covenants to the relevant Issuer Secured Creditors.

7.7 Swap Collateral: Notwithstanding the foregoing provisions of this Clause 7 (Upon Enforcement), at any time after the Issuer Security has become enforceable in accordance with Clause 6.2 (Enforceable) and provided that an Issuer Enforcement Notice has not been withdrawn:

      (a) all Swap Collateral delivered to or received or recovered by or on behalf of the Master Issuer or the Issuer Security Trustee or any Receiver appointed on its behalf pursuant to any Issuer Swap Agreement will be deposited into an Issuer Swap Collateral Account; and

      (b) Swap Collateral may only be withdrawn from the relevant Issuer Swap Collateral Account for the purpose of (A) returning Swap Collateral to an Issuer Swap Provider pursuant to the terms of the applicable Issuer Swap Agreement or (B) applying Swap Collateral in or towards satisfaction of such

            Issuer Swap Provider's obligations under the applicable Issuer Swap Agreement.

7.8   Sub-Ledger Balances: Notwithstanding the other provisions of this Deed:

      (a) prior to the enforcement of the Issuer Security, any amount credited to or standing to the credit of any sub-ledger to the Issuer Revenue Ledger and/or the Issuer Principal Ledger in respect of a Series and Class of Issuer Notes shall be held on trust by the Master Issuer and the Issuer Security Trustee for the Noteholders of such Issuer Notes and may only be applied:

            (i) in relation to amounts credited to or standing to the credit of the sub-ledger to the Issuer Revenue Ledger for such Issuer Notes, subject to and in accordance with the Issuer Pre-Enforcement Revenue Priority of Payments and the rules for relating to the maintenance of such ledgers set out in paragraph 6 of Schedule 2 (Cash Management and Maintenance of Ledgers) to the Issuer Cash Management Agreement;

            (ii) in relation to amounts credited to or standing to the credit of the sub-ledger to the Issuer Principal Ledger for such Issuer Notes, subject to and in accordance with the Issuer Pre-Enforcement Principal Priority of Payments and the rules for relating to the maintenance of such ledgers set out in paragraph 7 of Schedule 2 (Cash Management and Maintenance of Ledgers) to the Issuer Cash Management Agreement; and

      (b) following the enforcement of the Issuer Security, any amount credited to or standing to the credit of the sub-ledger to the Issuer Revenue Ledger and/or the Issuer Principal Ledger for such Issuer Notes on the date that the Issuer Security is enforced shall be held on trust by the Master Issuer and the Issuer Security Trustee for the Noteholders of such Issuer Notes and may only be applied to pay the interest, principal and other amounts due in respect of such Issuer Notes or any shortfall in the amounts available to pay items (A) to (C) under the Issuer Post-Enforcement Priority of Payments and, unless and until such interest, principal and other amounts due in respect of such Issuer Notes are paid in full, may not be applied in payment of interest, principal and other amounts due in respect of any other Notes or any other amounts then due and payable by the Master Issuer.

7.9 Swap Replacement Premium: Notwithstanding the foregoing provisions of Clause 6 (Enforcement) and this Clause 7 (Upon Enforcement), any Swap Replacement Premium received by the Master Issuer from a replacement Swap Provider upon entry into a swap agreement replacing an Issuer Swap Agreement shall firstly be applied in payment of any termination payment due and payable to the Issuer Swap Provider following the termination of the Issuer Swap Agreement. Any amount of such Swap Replacement Premium not applied in or towards payment of such termination payment will form part of Issuer Available Revenue Receipts.

8.    Receiver

8.1 Appointment: At any time after the Issuer Security constituted hereunder becomes enforceable, and whether or not the Issuer Security Trustee has taken possession of the Issuer Charged Property, the Issuer Security Trustee may, in addition to all statutory and other powers of appointment or otherwise, appoint, by writing or by deed, such person or persons (including an officer or officers of the Issuer Security Trustee) as the Issuer Security Trustee thinks fit to be a receiver, a receiver and manager or an administrative receiver of the Issuer Charged Property or any part thereof (each a "Receiver") and, in the case of an appointment of more than one person, to act together or independently of the other or others.

8.2 Removal and Replacement: Except as otherwise required by statute, the Issuer Security Trustee may by writing or by deed remove a Receiver appointed by it whether or not appointing another in its place and may also appoint another Receiver or to act with any other Receiver or to replace any Receiver who resigns, retires or otherwise ceases to hold office.

8.3 Extension of Appointment: The exclusion of any part of the Issuer Charged Property from the appointment of the Receiver shall not preclude the Issuer Security Trustee from subsequently extending its appointment (or that of the Receiver replacing it) to that part of the Issuer Charged Property or appointing another Receiver over any other part of the Issuer Charged Property.

8.4 Agent of Master Issuer: The Receiver shall, so far as the law permits, be the agent of the Master Issuer and (subject to any restriction or limitation imposed by law) the Master Issuer alone shall be responsible for the Receiver's contracts, engagements, acts, omissions, misconduct, negligence or default and for liabilities incurred by it; and in no circumstances whatsoever shall the Issuer Security Trustee or any Issuer Secured Creditor be in any way responsible for or incur any liability in connection with its contracts, engagements, acts, omissions, misconduct, negligence or default, and if a liquidator of the Master Issuer shall be appointed, the Receiver shall act as principal and not as agent for the Issuer Security Trustee. Notwithstanding the generality of the foregoing, such Receiver shall in the exercise of its powers, authorities and discretions conform to the regulations or directions (if any) from time to time made and given by the Issuer Security Trustee.

8.5 Remuneration: Subject as provided otherwise by applicable law, the remuneration of the Receiver shall be fixed by the Issuer Security Trustee and may be or include a commission calculated by reference to the gross amount of all monies received or otherwise. Such remuneration (and such commission (if any)) shall be payable hereunder by the Master Issuer alone subject always to Clause 7.3 (Issuer Post-Enforcement Priority of Payments) and the amount of such remuneration shall form part of the Issuer Secured Obligations and shall accordingly be secured by the Issuer Security.

8.6 Powers of the Receiver: The Receiver of the Master Issuer, in addition to any powers conferred on an administrative receiver, receiver, manager or receiver and manager by statute or common law, shall have the power to:

      (a)   take possession of, get in and collect the Issuer Charged
            Property;

      (b) (subject to any restrictions under or in respect of relevant Issuer Charged Property) sell, transfer, convey, license, release or otherwise dispose of vary or deal with, and also grant any option to purchase, and effect exchanges of, the whole or any part of the Issuer Charged Property or any interest therein and grant or accept surrenders, disclaimers and variations in relation to or otherwise affecting the Issuer Charged Property in each case in such manner, for such consideration (if any) and generally upon such terms (including by deferred payment of payment by instalments) as it may think fit and/or concur in any of the foregoing (and nothing shall preclude any such disposal being made to a Issuer Secured Creditor);

      (c) carry out any transaction, scheme or arrangement which it may, in its absolute discretion, consider appropriate with a view to or in connection with the sale of the Issuer Charged Property;

      (d) insure the Issuer Charged Property against such risks and for such amounts as it may consider prudent and obtain bonds and performance guarantees;

      (e) otherwise protect, maintain or improve, the Issuer Charged Property or any part thereof in any manner and for any purpose whatsoever as it shall think fit;

      (f) transfer all or any of the Issuer Charged Property and/or any of the liabilities to any other company or body corporate, whether or not formed or acquired for the purpose (and whether or not a subsidiary or associated company of the Issuer Security Trustee or any other party to the Issuer Transaction Documents) and to form a subsidiary or subsidiaries of the Master Issuer;

      (g) carry on and manage or concur in managing or appoint a manager of, the whole or any part of the business of the Master Issuer in such manner as it shall in its absolute discretion think fit including the power to enter into any contract and to perform, repudiate, rescind or vary any contract to which the Master Issuer is a party;

      (h) sell or concur in selling the whole or any part of the Master Issuer's business whether as a going concern or otherwise;

      (i) appoint, dismiss, engage or vary the terms of employment of any employees, managers, agents or advisers of the Master Issuer upon such terms as to remuneration and otherwise for such periods as it may in its absolute discretion think fit;

      (j) in connection with the exercise or proposed exercise of any of its powers or in order to obtain payment of its remuneration or reimbursement of its expenses (in each case, whether or not already due), borrow or raise money from any person, without security or on the security of the Issuer Charged Property (either in priority to the Issuer Security or otherwise) and generally in such manner and on such terms as it may think fit;

      (k) bring, defend, submit to arbitration, negotiate, compromise, enforce, abandon and settle actions, suits, claims and proceedings concerning or affecting the Issuer Charged Property or the Issuer Security;

      (l) exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Issuer Charged Property or incidental to the ownership of or rights in or to any of the Issuer Charged Property and to complete or effect any transaction entered into by the Master Issuer or disclaim, abandon or modify all or any of the outstanding contracts or arrangements of the Master Issuer relating to or affecting the Issuer Charged Property;

      (m) generally carry out, or cause to be carried out any transaction or scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Issuer Charged Property which it may consider expedient as effectual as if it were solely and absolutely entitled to the Issuer Charged Property;

      (n) in connection with the exercise of any of its powers, execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Master Issuer or otherwise, as it may think fit, all documents, acts or things which it may consider appropriate;

      (o) redeem, discharge or compromise any security whether or not having priority to the security created hereunder;

      (p) enter into covenants, guarantees, commitments, indemnities and other obligations or liabilities as it shall think fit;

      (q) pay and discharge out of the profits and income of the Issuer Charged Property and the monies to be made by it carrying on any such business as aforesaid the expenses in and about the carrying on and management of such business or in the exercise of any of the powers conferred by Clause 8 (Receivers) or otherwise in respect of the Issuer Charged Property and all outgoings which it shall think fit to pay and to apply the residue of the said profits, income or monies in the manner provided by Clause 7.3 (Issuer Post-Enforcement Priority of Payments); and

      (r) exercise any other powers, rights and/or remedies that may be available at law or in equity including the powers referred to in
            Schedule 1 (and where applicable Schedule 2) of the Insolvency Act 1986.

8.7 Security: The Issuer Security Trustee may from time to time and at any time require any such Receiver to give security for the due performance of its duties and may fix the nature and amount of the security to be so given but the Issuer Security Trustee shall not be bound in any such case to require any such security.

8.8 Application by Receiver: Save so far as otherwise directed by the Issuer Security Trustee, all monies from time to time received by such Receiver shall be paid over to the Issuer Security Trustee to be held by it on the trusts declared under this Deed and to be distributed in accordance with Clause 7.3 (Issuer Post-Enforcement Priority of Payments).

8.9 Payment to Receiver: The Issuer Security Trustee may pay over to such Receiver any monies constituting part of the Issuer Charged Property for the same to be applied for the purposes of this Deed by such Receiver and the Issuer Security Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of its duties as such Receiver.

8.10 No Restrictions: None of the restrictions imposed by the 1925 Act in relation to the appointment of receivers or the giving of notice or otherwise shall apply in relation to the Receiver.

8.11  Appointment of Administrator:

      (a) Subject to any relevant provisions of the Insolvency Act 1986, the Issuer Security Trustee may, by any instrument or deed of appointment, appoint one or more persons to be the administrator of the Master Issuer at any time after:

            (i)   the service of an Issuer Enforcement Notice; or

            (ii)  being requested to do so by the Master Issuer; or

            (iii) any application having been made to the court for an administration order under the Insolvency Act 1986; or

            (iv) any person having ceased to be an administrator as a result of any event specified in paragraph 90 of Schedule B1 to the Insolvency Act 1986; or

            (v) any notice of intention to appoint an administrator having been given by any person or persons entitled to make such appointment under the Insolvency Act 1986.

      (b) Where any such appointment is made at a time when an administrator continues in office, the administrator shall act either jointly or concurrently with the administrator previously appointed hereunder, as the appointment specifies.

      (c) Subject to any applicable order of the court, the Issuer Security Trustee may replace any administrator, or seek an order replacing the administrator, in any manner allowed by the Insolvency Act 1986.

      (d) Where the administrator was appointed by the Issuer Security Trustee under paragraph 14 of Schedule B1 to the Insolvency Act 1986, the Issuer Security Trustee may, by notice in writing to the Master Issuer, replace the administrator in accordance with paragraph 92 of Schedule B1 to the Insolvency Act 1986.

      (e) Every such appointment shall take effect at the time and in the manner specified by the Insolvency Act 1986.

      (f) If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as administrators of the same assets or income, such administrators may act jointly or concurrently as the appointment specifies so that, if appointed to act concurrently, each one of such administrators shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the functions conferred on an administrator by the Insolvency Act 1986.

      (g) Every administrator shall have all the powers of an administrator under the Insolvency Act 1986.

      (h) In exercising his functions hereunder and under the Insolvency Act 1986, the administrator acts as agent of the Master Issuer and does not act as agent of the Issuer Security Trustee.

      (i) Every administrator shall be entitled to remuneration for his services in the manner fixed by or pursuant to the Insolvency Act 1986 or the Insolvency Rules 1986.

8.12  Administration:

      (a) Upon application being made to a court of competent jurisdiction for an administration order or the service of a notice of intention to appoint an administrator or the filing of documents with the court for the appointment of an administrator in relation to the Master Issuer or other order having substantially the same effect to be made on application by a creditor or creditors of the Master Issuer, the Issuer Security Trustee shall, (except in the circumstances where the Issuer Security Trustee has taken steps to appoint an administrator in accordance with Clause 8.11 (Appointment of an Administrator)), subject to it being indemnified and/or secured to its satisfaction, as soon as practicable appoint a Receiver in accordance with this Deed (who shall, to the extent permitted by law, be an "administrative receiver" under Section 29 (2) of the Insolvency Act 1986) of the whole of the Issuer Charged Property and, in the case of any application to the court or petition the Issuer Security Trustee shall instruct the Receiver to attend at the hearing of the application or petition and take such steps as are necessary to prevent the appointment of an administrator. The Issuer Secured Creditors shall co-operate and do all acts and enter into such further documents, deeds or agreements as the Issuer Security Trustee may deem necessary or desirable to ensure that an administration order is not made or that an administrator is not otherwise appointed and that an administrative receiver is appointed.

      (b) Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created hereunder.

9.    Further Assurance and Power of Attorney

9.1 Further Assurance: The Master Issuer covenants with and undertakes to the Issuer Security Trustee from time to time (notwithstanding that the security may not have become enforceable and/or the Note Trustee may not have served any Issuer Enforcement Notice) upon demand:

      (a) to execute, at the Master Issuer's cost, any document or do any act or thing which the Issuer Security Trustee or any Receiver may specify (including executing such Security Interests over its rights in and over the Issuer Charged

            Property and any other assets of the Master Issuer in such form as the Issuer Security Trustee and/or any Receiver may require) with a view to:

            (i) registering, perfecting, protecting or improving any charge or security or Security Interest created or intended to be created by or pursuant to this Deed (including any act or document which may be required or desirable under the laws of any jurisdiction in which any property or assets may be located in order to confer on the Issuer Security Trustee security over such property and assets equivalent or similar to the security intended to be conferred by or pursuant to this Deed) and in such form as the Issuer Security Trustee or the Receiver may specify; and/or

            (ii) facilitating the realisation of or enforcement of rights of, all or any part of the Issuer Charged Property or the exercise, or proposed exercise, of any of the powers, duties or discretions vested or intended to be vested in the Issuer Security Trustee or such Receiver by or pursuant to this Deed or doing any act or thing deemed necessary by the Issuer Security Trustee or the Receiver;

      (b) to give or join in giving or procure the giving of any notices to any persons and obtain or procure that there is obtained any necessary acknowledgements in relation to such notices, all in such form, as the Issuer Security Trustee or the Receiver may require at the cost of the Master Issuer, and for the purpose of this Clause 9.1 (Further Assurance) a certificate in writing signed by the Issuer Security Trustee to the effect that any particular assurance or thing is required by it shall be conclusive evidence of that fact provided that the Master Issuer shall not be obliged to execute any such documentation or take any other action or steps to the extent that it would breach a restriction in any agreement to which it is a party (save where the other parties hereto agree to such breach) or conflict with any applicable law.

9.2 Execution of Power of Attorney: Immediately upon execution of this Deed, the Master Issuer shall execute and deliver to the Issuer Security Trustee the power of attorney in or substantially in the form set out in
      Schedule 1 (Form of Security Power of Attorney).

9.3 Issuer Charged Property on Trust: To the extent permitted to do so under the Issuer Transaction Documents, for the purpose of giving effect to this Deed, the Master Issuer hereby declares that, after service of an Issuer Enforcement Notice, it will hold all the Issuer Charged Property (subject to the right of redemption) upon trust to convey, assign or otherwise deal with such Issuer Charged Property in such manner and to such person as the Issuer Security Trustee shall direct pursuant to this Deed, and declares that it shall be lawful for the Issuer Security Trustee to appoint a new trustee or trustees of the Issuer Charged Property in place of the Master Issuer.

10.   Crystallisation

10.1 Notice: In addition and without prejudice to any other event resulting in a crystallisation of the floating charge created by this Deed or any other right the Issuer

      Security Trustee may have, but subject to any prohibition or restriction imposed by law, the Issuer Security Trustee may, by notice in writing to the Master Issuer, declare that the floating charge hereby created shall be converted into first specific fixed charges over such of the undertaking, property and assets of the Master Issuer as the Issuer Security Trustee may specify in such notice at any time if:

      (a) a Note Event of Default or a Potential Note Event of Default has occurred; or

      (b) the Issuer Security Trustee believes that the Issuer Charged Property or any part thereof is in danger of being seized or sold under any form of distress, execution or diligence levied or is otherwise in jeopardy; or

      (c) the Issuer Security Trustee considers that it is desirable in order to protect the priority of the security created by this Deed,

            provided that the floating charge created by this Deed may not be converted into a fixed charge or charges solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court.

10.2 Automatic Crystallisation: In addition and without prejudice to any other event resulting in a crystallisation of the floating charge contained herein and without prejudice to any rule of law which may have a similar effect, but subject to any prohibition or restriction imposed by applicable law, the floating charge created under this Deed shall automatically and without notice be converted with immediate effect into a fixed charge as regards:

      (a) all property, assets or undertaking of the Master Issuer subject to the floating charge, upon:

            (i) the Master Issuer ceasing to carry on its business or a material part thereof as a going concern;

            (ii) the presentation of a petition for or the making of an application for the compulsory winding-up of the Master Issuer;

            (iii) the convening of a meeting for the passing of a resolution for the voluntary winding-up of the Master Issuer;

            (iv) the making of an application for an administration order or the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator in relation to the Master Issuer;

            (v) the presentation or making of an application for a warrant of execution, writ of fieri facias, garnishee order or charging order in respect of any of the assets of the Master Issuer subject to the floating charge;

            (vi) the occurrence of a Note Event of Default or, if there are no Issuer Notes outstanding, following a default in payment of any other Issuer Secured Obligations on its due date or within any applicable grace period following such due date stated in the relevant Issuer Transaction Document; and/or

      (b) any property, assets or undertaking of the Master Issuer, which become subject to an Encumbrance in favour of any person other than the Issuer Security Trustee or which is/are the subject of a sale, transfer or other disposition, in either case, contrary to the covenants and undertakings contained in the Issuer Transaction Documents, immediately prior to such Encumbrance arising or such sale, transfer or other disposition being made, provided that the floating charge created by this Deed may not be converted into a fixed charge or charges solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court.

11.   Provisions relating to the Security

11.1  Continuing Security: The Issuer Security shall be:

      (a) in addition to and independent of and shall not operate so as to prejudice or affect or merge in any other security, right of recourse or other right whatsoever which may be held by any of the Issuer Secured Creditors or the Issuer Security Trustee on their behalf in respect of the whole or any part of the Issuer Secured Obligations and shall not be affected by any release, reassignment or discharge of such other security; and

      (b) a continuing security for the Issuer Secured Obligations and shall remain in force as continuing security for the Issuer Secured Creditors and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Issuer Secured Obligations or the existence at any time of a credit balance on any current or other account or any other matter or thing whatsoever.

11.2 Consolidation: Section 93 of the 1925 Act shall not apply in relation to any of the Issuer Security.

11.3 Ruling Off: If the Issuer Security Trustee receives notice of any Encumbrance affecting the whole or any part of the Issuer Charged Property or any security granted hereunder in contravention of the provisions hereof:

      (a) the Issuer Security Trustee may open a new account in the name of the Master Issuer and, if it does not, it shall nevertheless be deemed to have done so at the time it received such notice; and

      (b) all payments made by the Master Issuer to the Issuer Security Trustee after the Issuer Security Trustee receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the Issuer Secured Obligations as at the time the Issuer Security Trustee received such notice.

11.4 Avoidance of Payments: Any settlement, discharge or release between (a) the Master Issuer and (b) the Issuer Security Trustee or any Receiver (the "Relevant Person(s)") shall be conditional upon no security or payment granted or made to the Relevant Person(s) by the Master Issuer or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of such security or payment being so avoided or reduced, the Relevant Person(s) shall be entitled to recover the value or amount of such security or payment from the Master Issuer and from the security subsequently as if such settlement, discharge or release had not occurred.

11.5 Retention of Charges: If the Issuer Security Trustee shall have reasonable grounds for believing that the Master Issuer may be insolvent or deemed to be insolvent pursuant to the provisions of the Insolvency Act 1986 (and production of a solvency certificate of a duly authorised officer of the Master Issuer shall be prima facie evidence of the solvency of the Master Issuer) as at the date of any payment made by the Master Issuer to the Issuer Security Trustee and that as a result, such payment may be capable of being avoided or clawed back, the Issuer Security Trustee shall be at liberty to retain the charges contained in or created pursuant to this Deed until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Issuer Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Issuer Security Trustee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition or an application shall be presented to a competent court for an order for the winding up or the making of an administration order in respect of the Master Issuer, or if the Master Issuer shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against the Master Issuer, as the case may be, the Issuer Security Trustee shall be at liberty to continue to retain such security for such further period as the Issuer Security Trustee may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Issuer Security Trustee of all Issuer Secured Obligations.

11.6 Possession: Entry into possession of the Issuer Charged Property or any part thereof shall not render the Issuer Security Trustee or any Receiver of the Master Issuer liable to account as mortgagee or creditor in possession for anything except actual receipts. If and whenever the Issuer Security Trustee or the Receiver enters into possession of the Issuer Charged Property, it shall be entitled at any time to go out of such possession.

11.7 Change of Name, etc.: This Deed shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Issuer Security Trustee or the Master Issuer or any amalgamation, merger or consolidation by the Issuer Security Trustee or the Master Issuer, with any other corporation (whether, in the case of the Master Issuer, permitted under the Issuer Transaction Documents or not).

12.   Protection of Third Parties

12.1 No Enquiry: No purchaser from, or other person dealing with, the Issuer Security Trustee or a Receiver shall be concerned to enquire whether any of the powers exercised or purported to be exercised under this Deed has arisen or become exercisable, whether the Issuer Secured Obligations remain outstanding or have become payable, whether the Issuer Security Trustee or the Receiver is authorised to act or as to the propriety or validity of the exercise or purported exercise of any power; and the title and the position of such a purchaser or other person shall not be impeachable by reference to any of those matters and all the protection to purchasers contained in Sections 104 and 107 of the 1925 Act shall apply to any person purchasing from or dealing with the Issuer Security Trustee or any such Receiver.

12.2 Receipts to Current Parties: Upon any sale, calling in, collection, enforcement or other realisation of the Issuer Charged Property in accordance with the terms hereof and upon any other dealing or transaction under or pursuant to this Deed, the receipt of the Issuer Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser or other person dealing with the Issuer Security Trustee or such Receiver and shall relieve it of any obligation to see to the application of any monies paid to or by the direction of the Issuer Security Trustee or such Receiver.

13.   Set-Off

      The Issuer Security Trustee may at any time after the security created under this Deed has become enforceable in accordance with Clause 6.2 (Enforceable) without notice and notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any existing accounts of the Master Issuer whether in its own name or jointly with others and held by it or any Issuer Secured Creditor and may set-off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to the Master Issuer from the Issuer Security Trustee or relevant Issuer Secured Creditor and whether or not the credit balance and the account in debit or the Issuer Secured Obligations are expressed in the same currency in which case the Issuer Security Trustee is hereby authorised to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Issuer Secured Obligations (and on or at any time after the Issuer Security has become enforceable in accordance with Clause 6.2 (Enforceable) the Issuer Security Trustee may make such application notwithstanding any specified maturity of any deposits), but subject always to the Issuer Priority of Payments, and may in its absolute discretion estimate the amount of any liability of the Master Issuer which is contingent or unascertained and thereafter set-off such estimated amount and no amount shall be payable by the Issuer Security Trustee to the Master Issuer unless and until all the Issuer Secured Obligations have been ascertained and fully repaid or discharged.

14.   Representations and Covenants

14.1  Representations and Warranties:

      (a) The Master Issuer hereby represents to the Issuer Security Trustee that it is, as of the date hereof, the beneficial owner of all of the Issuer Charged Property free and clear of all liens, claims, charges or Encumbrances except for the Issuer Security and undertakes that it will retain all rights associated with ownership of the Issuer Charged Property free and clear of all liens, claims, charges, Encumbrances except for the Issuer Security.

      (b) The Master Issuer represents that it has taken all necessary steps to enable it to create the Issuer Security in respect of the Issuer Charged Property in accordance with this Deed and has taken no action or steps which will or may prejudice its right, title and interest in, to and under the Issuer Charged Property.

      (c) The Master Issuer represents that its Centre of Main Interests (as defined in the EU Regulation) is in the United Kingdom.

14.2 Negative Covenants: The Master Issuer hereby undertakes that, for so long as any Issuer Secured Obligation remains outstanding, the Master Issuer shall not, save to the extent contemplated or provided in the Issuer Transaction Documents or unless it has obtained the prior written consent of the Issuer Security Trustee:

      (a) open or maintain any bank account or deposit account with any bank or any other financial institution other than the Issuer Bank Accounts or the Issuer Swap Collateral Accounts or close the Issuer Bank Accounts or the Issuer Swap Collateral Accounts;

      (b) either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of or grant any option over all or any part of its property, assets or undertaking or any interest, estate, right, title or benefit therein or agree or purport to do any of the foregoing;

      (c) create or permit to subsist any Security Interest (unless arising by operation of law) over or in respect of any of its property, assets (including any uncalled capital) or undertaking, present or future provided that on the issuance of Issuer Notes on any Closing Date, the making available of any Loan Tranches by the Master Issuer to Funding 2 or if any new Funding 2 Intercompany Loans are made available by a new Funding 2 Issuer to Funding 2 in accordance with the terms of the Transaction Documents, the Master Issuer shall be entitled to create the Security Interests (if any) contemplated under the applicable Deed of Accession;

      (d) incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness of or of any obligation or any person;

      (e) pay any dividend or make any other distribution to its shareholder or issue any further shares;

      (f) consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

      (g) make or consent to any amendment to, or variation of or agree to waive or authorise any breach of, any provision of any of the Issuer Transaction Documents or permit any person whose obligations form part of the Issuer Charged Property to be released from its respective obligations;

      (h) offer to surrender to any company any amounts which are available for surrender by way of group relief within Chapter IV of Part X of the Income and Corporation Taxes Act 1988 except for full payment at the current applicable rate of corporation tax applied to the surrendered amount and payable at the date when corporation tax is due to be paid by the claimant or would be due in the absence of the surrender;

      (i) do any act or thing the effect of which would be to make the Master Issuer resident in any jurisdiction other than the United Kingdom;

      (j) permit any person other than the Master Issuer and the Issuer Security Trustee to have any equitable interest in any of its property, assets or undertakings or any interest, estate, right, title or benefit therein;

      (k) purchase or otherwise acquire any Note or Notes (including the Issuer Notes);

      (l) engage in any activities in the United States (directly or through agents), nor derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles;

      (m) establish any branches or other establishments (being any place of operations where a company carries on non-transitory economic activity with human means and goods as defined in Article 2(h) of the EU Insolvency Regulation) in any jurisdiction other than in England and shall procure that its management, the place at which the meetings of its directors are held and the place where the interests of the Master Issuer are administered on a regular basis, is England;

      (n) hold shares or possess voting power in or in relation to any company, or possess any power to secure, by virtue of any powers conferred by the articles of association or other document regulating any company, control over any company; or

      (o)   have any employees.

14.3 Positive covenants: The Master Issuer covenants and undertakes with the Issuer Security Trustee for the benefit of the Issuer Secured Creditors that it shall:

      (a) Registration of Security: file or procure the filing with the Registrar of Companies pursuant to Chapter I of Part XII of the Companies Act 1985 of duly completed Forms 395 together with an executed original of this Deed and the required fee within 21 days after the date of this Deed;

      (b) Notice of Assignment: on the date hereof join with the Issuer Security Trustee in giving notice of the assignments and the security created under or pursuant to this Deed to Funding 2, the Funding 2 Security Trustee and each other party to any Issuer Transaction Document not being a party to this Deed and on any date hereafter (to the extent only that such notice and acknowledgement is not given under or pursuant to this Deed) join with the Issuer Security Trustee in giving notice of the assignments and the security created under this Deed to any party to an Issuer Transaction Document entered into by the Master Issuer after the date hereof in each case in the form (or substantially in the form) set out in Schedule 3 (Form of Notice of Assignment);

      (c) Accounts: cause to be prepared and certified by the Auditors of the Master Issuer in respect of each Financial Year, accounts in such form as will comply with relevant legal and accounting requirements for the time being and all requirements for the time being of any stock exchange on which the Issuer Notes are listed and, in particular, cause to be prepared and certified by the auditors in respect of each of its financial years, accounts which are in accordance with a basis of accounting that satisfies the definition of "UK generally accepted accounting practice" contained in sub-section 50(4) of the Finance Act 2004;

      (d) Books and Records: at all times keep or procure the keeping of such books of account and records as may be necessary to comply with all applicable laws and so as to enable accounts of the Master Issuer to be prepared and allow the Issuer Security Trustee and any person or persons appointed by the Issuer Security Trustee free access to such books of account and records at all reasonable times during normal business hours upon reasonable notice in writing, provided that such inspection shall only be for the purposes of carrying out its duties under this Deed and any information so obtained shall only be used and passed on to any other person for the purpose of the Issuer Security Trustee carrying out its duties under this Deed;

      (e) Notice of Note Event of Default: give notice in writing to the Issuer Security Trustee forthwith upon becoming aware of the occurrence of any Note Event of Default or Potential Note Event of Default including the status of any such default or matter and what action the Master Issuer is taking or proposes to take with respect thereto, without waiting for the Issuer Security Trustee to take any action;

      (f) Administration: immediately on receipt or notice of the same supply the Issuer Security Trustee full details of any application to the court for an administration order under paragraph 10 of Schedule B1 of the Insolvency Act made in respect of the Master Issuer and (without prejudice to paragraph 12(2) of Schedule B1 to the Insolvency Act) of any actual or proposed appointment of an administrator by the holder of a qualifying floating charge (within the meaning of paragraph 14 of Schedule B1 to the Insolvency Act) or (without prejudice to paragraph 26(1) of Schedule B1 to the Insolvency Act) by the Master Issuer or its directors.

      (g) Certificates Relating to Financial Information: give to the Issuer Security Trustee (a) within seven days after demand by the Issuer Security Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each Financial Year commencing with the Financial Year first ending after the date hereof and in any event not later than 180 days after the end of each such Financial Year a certificate signed by two directors of the Master Issuer to the effect that as at a date not more than seven days before delivering such certificate (the "certification date") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Note Event of Default or any Potential Note Event of Default (or if such then exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Master Issuer has complied with all its obligations contained in this Deed and each of the other Issuer Transaction Documents or (if such is not the case) specifying the respects in which it has not so complied;

      (h) Further Assurances: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Issuer Security Trustee to give effect to this Deed and the other Issuer Transaction Documents;

      (i) Compliance with Issuer Transaction Documents: observe and comply with its obligations and use its reasonable endeavours to procure that each other party to any of the Issuer Transaction Documents complies with and performs all its respective obligations under each Issuer Transaction Document and notify the Issuer Security Trustee forthwith upon becoming aware of any breach by any such other party to any Issuer Transaction Document;

      (j) Information: so far as permitted by applicable law, give or procure to be given to the Issuer Security Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Master Issuer of all such certificates called for by the Issuer Security Trustee pursuant to this Deed) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Deed or by operation of law;

      (k) Taxes: duly and promptly pay and discharge all Taxes imposed upon it or its assets unless such Taxes are, in the opinion of the Issuer Security Trustee, being contested in good faith by the Master Issuer;

      (l) Swap Transactions: treat each Issuer Swap Transaction in its accounts as a "derivative financial instrument" for the purposes of Financial Reporting Standard 13 (as from time to time amended) and any replacement of it following the convergence of UK GAAP and IFRS;

      (m) Issuer Swap Agreements: in the event of termination of any Transaction (as defined in an Issuer Swap Agreement) under an Issuer Swap Agreement, notify the Security Trustee and the Rating Agencies and use its best efforts to enter into a replacement of that Transaction upon terms acceptable to the Rating Agencies and the Issuer Security Trustee with an Issuer Swap provider whom the Rating Agencies have previously confirmed in writing to the Master Issuer and the Issuer Security Trustee will not cause the then-current ratings of the Issuer Notes to be downgraded, withdrawn or qualified;

      (n) Bank Accounts: in the event of termination of the Issuer Bank Account Agreement, subject to and in accordance with the provisions of the Issuer Bank Account Agreement use its reasonable endeavours to enter into a replacement bank account agreement;

      (o) Cash Management Agreement: in the event of termination of the Issuer Cash Management Agreement, subject to and in accordance with the provisions of the Issuer Cash Management Agreement, use its reasonable endeavours to enter into a replacement cash management agreement;

      (p) Centre of Main Interests: the Master Issuer shall have its Centre of Main Interests (as defined in the EU Regulation) in the UK; and

      (q) Separate Issuer Swap Transactions: the Master Issuer shall, where an Issuer Swap is required in relation to a Series and Class of Notes, enter into an Issuer Swap Agreement which is separate and distinct from each other Issuer Swap Agreement to which the Master Issuer is then a party;

      In addition to the foregoing, the Master Issuer hereby covenants with each of the Issuer Swap Providers, that it shall not make any amendment or modification to, or exercise any waiver in respect of, the Issuer Cash Management Agreement which would be adversely prejudicial to the interests of any Issuer Swap Provider, without the prior written consent of the affected Issuer Swap Provider save that to the extent required, such consent shall not be unreasonably withheld or delayed.

15.   Supplement to Trustee Acts

15.1 Section 1 of the Trustees Act 2000 shall not apply to the duties of the Issuer Security Trustee in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act. The Issuer Security Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as set out in the remaining provisions of this Clause 15 (Supplement to Trustee Acts).

15.2  Reliance on Information:

      (a) The Issuer Security Trustee may in relation to this Deed or any other Issuer Transaction Document act and rely upon the opinion or advice of, or a certificate or a report or any information (whether addressed to the Issuer Security Trustee or not) obtained from, any lawyer, banker, valuer, surveyor, securities company, broker, auctioneer, accountant or other expert in the United Kingdom or elsewhere, whether obtained by the Master Issuer, the Issuer Security Trustee or otherwise, whether or not any of the aforesaid or any engagement letter or other document entered into by the Issuer Security Trustee and the relevant person in connection therewith contains any monetary or other limit on the liability of the relevant person and the Issuer Security Trustee shall not be responsible for any loss occasioned by so acting or relying on. Any such opinion, advice, certificate or information may be sent or obtained by letter, facsimile reproduction or in any other form and the Issuer Security Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity is not manifest.

      (b) The Issuer Security Trustee may call for and shall be entitled to rely upon a certificate, reasonably believed by it to be genuine, of the Master Issuer or any other person in respect of every matter and circumstance for which a certificate is expressly provided for under this Deed, the Conditions or any other Issuer Transaction Document and to call for and rely upon a certificate of the Agent Bank, any Paying Agent, Registrar, Transfer Agent, any Reference Bank or any other person reasonably believed by it to be genuine as to any other fact or matter prima facie within the knowledge of such Agent Bank, Paying Agent, Registrar, Transfer Agent, Reference Bank or such other person as sufficient evidence thereof and the Issuer Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability or inconvenience that may be caused by it failing to do so.

      (c) The Issuer Security Trustee shall be entitled to act on any directions provided in accordance with Clause 15.13 (Issuer Security Trustee to act on directions) without further enquiry and to assume that any such directions are given in accordance with the provisions of this Deed and the Issuer Security Trustee shall not be liable to any person for any action taken or omitted under or in connection with this Deed in accordance with any such directions. The Issuer Security Trustee shall be entitled to act upon any notice, request or other communication of any party to this Deed for the purposes of this Deed or any of the Issuer Transaction Documents if such notice, request or other communication purports to be signed or sent by or on behalf of any authorised signatory of such party.

15.3  Powers and Duties:

      (a) The Issuer Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the nature, status, creditworthiness or solvency of the Master Issuer. Each Issuer Secured Creditor and each other Issuer Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Master Issuer and the Issuer Security Trustee shall not at any time have any responsibility for the same and each Issuer Secured Creditor and other Issuer Secured Creditors shall not rely on the Issuer Security Trustee in respect thereof.

      (b) The Issuer Security Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any Issuer Transaction Document or any other document entered into in connection therewith or any security thereby constituted or purported to be constituted thereby nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court.

      (c) The Issuer Security Trustee shall not be responsible for the scope or accuracy of any recitals, statements, warranty, representation or covenant of any party (other than the Issuer Security Trustee) contained herein or in any other Issuer

            Transaction Document or any other document entered into in connection therewith and shall assume the accuracy and correctness thereof.

      (d) The Issuer Security Trustee may accept without enquiry, requisition or objection such title as the Master Issuer may have to the Issuer Charged Property or as Funding 2 may have to the Funding 2 Charged Property or any part thereof from time to time and shall not be required to investigate or make any enquiry into or be liable for any defect in the title of the Master Issuer to the Issuer Charged Property or of Funding 2 to the Funding 2 Charged Property or any part thereof from time to time whether or not any defect was known to the Issuer Security Trustee or might have been discovered upon examination, inquiry or investigation and whether or not capable of remedy.

      (e) The Issuer Security Trustee shall not be bound to give notice to any person of the execution of this Deed, nor shall it have any duty to make any investigation in respect of or in any way be liable whatsoever for the registration, filing, protection or perfection of the Issuer Security or the priority of the Issuer Security created thereby and shall not be liable for any failure, omission or defect in perfecting, protecting, procuring the registration of or further assuring the security created or purported to be created thereby.

      (f) The Issuer Security Trustee shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of this Deed or any other document.

      (g) The Issuer Security Trustee shall be under no obligation to monitor or supervise and shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the performance or observance by the Master Issuer or any other person of the provisions of this Deed or any other Issuer Transaction Document and shall be entitled to assume that each person is properly performing and complying with its obligations hereunder.

      (h) The Issuer Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Issuer Charged Property or any Issuer Transaction Document.

      (i) The Issuer Security Trustee shall have no responsibility whatsoever to any Issuer Secured Creditor as regards any deficiency which might arise because the Issuer Security Trustee is subject to any Tax in respect of the Issuer Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required by law to make any withholding or deduction from any payment to any Issuer Secured Creditor.

      (j) The Issuer Security Trustee will not be responsible or liable for any inadequacy or unfitness of any Issuer Charged Property as security or any decline in value of any loss realised upon any disposition of the Issuer Charged Property.

      (k) The Issuer Security Trustee shall not be responsible for, nor shall it have any liability with respect to, any loss or theft of the Issuer Charged Property.

      (l) The Issuer Security Trustee shall not be liable or responsible for any loss, cost, damage, expense or inconvenience which may result from anything done or omitted to be done by it under this Deed or under any of the other Issuer Transaction Documents.

      (m) The Issuer Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Issuer Security Trustee may determine, including for the purpose of depositing with a custodian this Deed or any Issuer Transaction Document and the Issuer Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person.

      (n) The Issuer Security Trustee shall (save as expressly otherwise provided in this Deed or in any other Issuer Transaction Document) as regards all rights, powers, authorities and discretions vested in it by this Deed or any other Issuer Transaction Document, or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Issuer Security Trustee shall not be responsible for any liability that may result from the exercise or non-exercise thereof but whenever the Issuer Security Trustee is under the provisions of this Deed bound to act at the request or direction of any party, the Issuer Security Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and Liabilities which it may incur by so doing.

      (o) The Issuer Security Trustee as between itself and the Issuer Secured Creditors or any of them shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed and/or any other Issuer Transaction Document and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Issuer Security Trustee, shall be conclusive and shall bind the Issuer Security Trustee and the Issuer Secured Creditors.

      (p) The Issuer Security Trustee shall not be responsible for any liability occasioned to the Issuer Charged Property however caused, whether by an act or omission of the Master Issuer or any other party to the Issuer Transaction Documents or any other person (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or operator thereof) or otherwise irrespective of whether the Issuer Charged Property is held by or to the order of any such persons.

      (q) The Issuer Security Trustee shall not be responsible for the receipt or application by the Master Issuer of any amounts under the Funding 2 Intercompany Loan.

      (r) In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Deed (including without limitation any power to authorise any amendment or to waive any breach or to make any determination) the Issuer Security Trustee shall:

            (i) whilst the Notes are outstanding, act only at the direction of the Note Trustee.

            (ii) at any time after the redemption in full of the Issuer Notes, it shall have regard to the interest of the Issuer Secured Creditor which ranks next highest under the Issuer Post-Enforcement Priority of Payments;

            (iii) it shall not have regard to, or be in any way liable for, the consequences of any exercise thereof for any other person.

      In all cases, the Issuer Security Trustee will only be obliged to act if it is indemnified and/or secured to its satisfaction.

      (s) The Issuer Security Trustee may determine whether or not a default in the performance by the Master Issuer of any obligation under the provisions of this Deed or any other Issuer Transaction Document or a default in the performance by Funding 2 of any obligation under the Funding 2 Intercompany Loan Agreement is capable of remedy and/or whether the same is materially prejudicial to the interests of the Issuer Secured Creditors or any of them and if the Issuer Security Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Issuer Secured Creditors or any of them, such certificate shall be conclusive and binding upon the Master Issuer and the Issuer Secured Creditors.

      (t) The Issuer Security Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Issuer Security Trustee (including the receipt and payment of monies).

      (u) In relation to any asset held by the Issuer Security Trustee under this Deed, the Issuer Security Trustee may appoint any person to act as its nominee on any terms.

      (v) Any trustee of this Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Deed and the other Issuer Transaction Documents and also his charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Deed and the other Issuer Transaction Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

      (w) The Issuer Security Trustee may, in the execution of all or any of the trusts, powers, authorities and discretions vested in it by this Deed or any of the other Issuer Transaction Documents, act by responsible officers or a responsible officer for the time being of the Issuer Security Trustee. The Issuer Security Trustee may also, whenever it thinks expedient in the interests of the Issuer Secured Creditors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Deed or any of the other Issuer Transaction Documents. Any such delegation may be made upon such terms and subject to such conditions and subject to such regulations (including power to sub-delegate) as the Issuer Security Trustee may think fit in the interests of the Issuer Secured Creditors. The Issuer Security Trustee shall give prompt notice to the Master Issuer of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice of the appointment of any sub-delegate to the Master Issuer.

      (x) If the Issuer Security Trustee exercises reasonable care in selecting any custodian, agent, delegate, nominee or any other person appointed under this Clause 15.3 (Powers and Duties) (each, an "Appointee") it will not have any obligation to supervise such Appointee or be responsible for any loss, liability, costs, claim, proceedings or expenses incurred by reason of such Appointee's misconduct, omission or default or the misconduct, omission or default of any substitute lawfully appointed by such Appointee.

      (y) Where it is necessary or desirable for any purpose in connection with this Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Deed or required by law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Issuer Security Trustee in its absolute discretion but having regard to rates of exchange if available and the Issuer Security Trustee shall not be liable for any loss occasioned by the said conversion under this paragraph
            (w) and any rate mentioned and date so specified shall be binding on the Issuer Secured Creditors.

      (z) Any consent given by the Issuer Security Trustee for the purposes of this Deed or any of the other Issuer Transaction Documents may be given on such terms and subject to such conditions (if any) as the Issuer Security Trustee thinks fit and may be given retrospectively. The Issuer Security Trustee may (subject to the provisions of Clause 15.13) give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Deed) if it is satisfied that the interests of the Issuer Secured Creditors will not be materially prejudiced thereby.

      (aa) The Issuer Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Issuer Security Trustee assigned by the Issuer Security Trustee to administer its corporate trust matters.

      (bb) The Issuer Security Trustee shall not (unless required by law or ordered to do so by a court of competent jurisdiction) be required to disclose to any Issuer Secured Creditor or any other person any information made available to the Issuer Security Trustee by the Master Issuer or any other person in connection with the trusts of this Deed or any other Issuer Transaction Documents and no Issuer Secured Creditor or any other person shall be entitled to take any action to obtain from the Issuer Security Trustee any such information. The Issuer Security Trustee shall not be responsible for exercising the rights of any of the parties under the Issuer Transaction Documents or considering the basis upon which the approvals or consents are granted by any of the parties under the Issuer Transaction Documents.

      (cc) Notwithstanding anything else in this Deed, the Issuer Notes or any other Issuer Transaction Document, the Issuer Security Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any governmental agency or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

      (dd) Without prejudice to the right of the Issuer Security Trustee to require and/or accept any other evidence, the Issuer Security Trustee may accept as conclusive evidence of any fact or matter in relation to the Master Issuer or required to be certified by the Master Issuer under the Conditions, a certificate signed by two directors of the Master Issuer and the Issuer Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any liability that may be occasioned by it or any other person acting on such certificate.

      (ee) If an Event of Default occurs and is continuing and if it is known to an Authorised Officer of the Issuer Security Trustee, the Issuer Security Trustee shall mail to each Issuer Secured Creditor notice of such Note Event of Default within 90 days after it occurs.

      (ff) The powers conferred by this Deed upon the Issuer Security Trustee or any Receiver shall be in addition to and not in substitution for any powers which may from time to time be conferred on the Issuer Security Trustee or any such Receiver by statute or under common law.

      (gg) The Issuer Security Trustee has no duties or responsibilities except those expressly set out in this Deed or in the other Issuer Transaction Documents.

      (hh) Without prejudice to the provisions of any Issuer Transaction Documents relating to insurance, the Issuer Security Trustee shall not be under any obligation to insure any of the Issuer Charged Property or the Funding 2 Charged Property or any deeds or documents of title or other evidence in respect of the Issuer Charged Property or the Funding 2 Charged Property or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any liability which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

15.4 No Financial Liability: Notwithstanding any other provision of this Deed or of any other Issuer Transaction Document, nothing shall require the Issuer Security Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers or otherwise in connection with this Deed or any other Issuer Transaction Document (including, without limitation, forming any opinion or employing any legal, financial or other adviser), if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. The Issuer Security Trustee shall not be responsible for exercising the rights of any of the parties under the Issuer Transaction Documents or considering the basis upon which the approvals or consents are granted by any of the parties under the Issuer Transaction Documents.

15.5 Ascertaining Default: The Issuer Security Trustee shall not be responsible or liable for:

      (a) exercising any rights or powers which are assigned to it by any party to the Issuer Transaction Documents, including, without limitation, any servicing, administration and management functions in relation to the Mortgage Loans and shall not be liable to any person for the exercise or non-exercise of any such rights and powers;

      (b) ascertaining whether a default has occurred under the terms of any of the Issuer Transaction Documents and, save where otherwise specifically provided in the Issuer Transaction Documents, nor is the Issuer Security Trustee responsible for taking any action in connection with any such default or alleged default; 15.6 Rating of Issuer Notes: The Issuer Security Trustee shall have no responsibility for the maintenance of any rating of the Issuer Notes by the Rating Agencies or any other credit-rating agency or any other person.

15.7 Delivery of Certificates: The Issuer Security Trustee shall have no liability whatsoever for any loss, cost damages or expenses directly or indirectly suffered or incurred by the Master Issuer, any Issuer Secured Creditor or any other person as a result of the delivery by the Issuer Security Trustee of a certificate, or the omission by it to deliver a certificate, to the Master Issuer as to material prejudice, on the basis of an opinion formed by it in good faith.

15.8 Assumption of No Default: The Issuer Security Trustee shall not be bound to ascertain whether any Note Event of Default or Potential Note Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Issuer Security Trustee shall be entitled to assume that no such Note Event of Default or Potential Note Event of Default has happened and that the Master Issuer is observing and performing all the obligations on its part under the Issuer Notes and this Deed and no event has happened as a consequence of which any Issuer Notes may become repayable.

15.9 Assumption of no Intercompany Loan Default: The Issuer Security Trustee shall not be bound to ascertain whether any Funding 2 Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Issuer Security Trustee shall be entitled to assume that no such Funding 2 Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of Default has happened and that Funding 2 is observing and performing all the obligations on its part;

      The Issuer Security Trustee shall not be bound to ascertain whether any Issuer Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification as specified in such Issuer Cash Manager Termination Event would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 11.4 (Note of Event of Default) of the Issuer Cash Management Agreement, the Issuer Security Trustee shall be entitled to assume that no such Issuer Cash Manager Termination Event or such other event as described above has happened and that the Issuer Cash Manager is observing and performing its obligations contained in the Issuer Cash Management Agreement.

      The Issuer Security Trustee shall not be bound to ascertain whether any Termination Event under the Issuer Bank Account Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in the Issuer Bank Account Agreement, would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 8 (Termination) of the Issuer Bank Account Agreement, the Issuer Security Trustee shall be entitled to assume that no such termination event under the Issuer Bank Account Agreement or such other event as described above has happened and that the Account Bank is observing and performing its obligations contained in the Issuer Bank Account Agreement.

15.10 Commercial Transactions: The Issuer Security Trustee shall not, and no director, officer or employee of any corporation being an Issuer Security Trustee hereof shall by reason of the fiduciary position of the Issuer Security Trustee be in any way precluded from making any commercial contracts or entering into any commercial transactions with any party to the Issuer Transaction Documents, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of any party to the Issuer Transaction Documents, and without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending monies upon or making payments in respect of or any stock, shares, debenture stock, debentures or other securities of any party to the Issuer Transaction Documents or any contract of banking or insurance of any party to the Issuer Transaction Documents and neither the Issuer Security Trustee nor any such director, officer or employee shall be accountable to any Issuer Secured Creditor or to any party to the Issuer Transaction Documents for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions, and the Issuer Security Trustee and any such director, officer or employee shall also be at liberty to retain the same without accounting therefor.

15.11 Issuer Security Trustee Liable for Negligence etc.: Notwithstanding any other provision of this Deed, none of the provisions of this Deed shall, in any case in which the Issuer Security Trustee has failed to show the degree of care and diligence required of it as trustee under this Deed having regard to the provisions of this Deed conferring on the Issuer Security Trustee any powers, authorities or discretions, relieve the Issuer Security Trustee from or indemnify the Issuer Security Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

15.12 Issuer Security Trustee to act on directions: Notwithstanding any other provision in any other Issuer Transaction Document, each of the Issuer Secured Creditors and the Master Issuer acknowledges that when exercising its opinion and/or when exercising the rights, benefits, power, trusts, authorities, discretions and obligations expressed to be granted by this Deed, the other Issuer Transaction Documents or by operation of law, the Issuer Security Trustee shall, for so long as there are any Issuer Notes outstanding, act only at the request or directions received from the Note Trustee and shall not be responsible for any Liability or inconveniences that may result from the exercise or non-exercise thereof (including any Liability occasioned by any delay or failure on the part of the Note Trustee(s) to make any such request or give any such discretion provided that:

      (a) if there is a conflict between the interests (as directed by the Note Trustee(s)) of holders of Issuer Notes issued by more than one Noteholder or a conflict in directions received from the Note Trustee(s), the Issuer Security Trustee shall have regard only to the interests or directions, as applicable, of the Note Trustee or Note Trustee(s) acting as trustees in respect of the holders of the highest ranking class of Issuer Notes outstanding (the "Principal Directions"); and

      (b) if there is any conflict between the Principal Directions, due to more than one Noteholder having Issuer Notes of the same class as their highest ranking class, the Issuer Security Trustee shall have regard only to the Principal Directions of the Note Trustee(s) representing the holders of the greatest aggregate principal amount outstanding of the highest ranking class of Issuer Notes, and for this purpose, the principal amount outstanding of any Issuer Note not denominated in Sterling shall be converted into Sterling at the rate specified in the relevant swap agreement applicable to such Issuer Note or, if at the relevant time there is no such currency swap agreement in effect, at the "spot rate" at which the relevant currency is converted into Sterling on the foreign exchange markets.

16.   Appointment, Removal and Retirement

16.1 Power of Master Issuer: Subject to the provisions of this Clause 16 (Appointment, Removal and Retirement), the power of appointing a new Issuer Security Trustee in place of an existing Issuer Security Trustee shall be vested in the Master Issuer but such appointment or removal must (i) be approved by (save to the extent otherwise provided in the Conditions) an Extraordinary Resolution of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders then outstanding, and (ii) be approved in writing by each other


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


      Issuer Secured Creditor (such approval not be unreasonably withheld or delayed). A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof, one at least of which shall be a trust corporation. Any appointment of a new Issuer Security Trustee and any retirement of an existing Issuer Security Trustee hereof shall as soon as practicable thereafter be notified by the Master Issuer to the Issuer Secured Creditors. Any new Issuer Security Trustee must meet the requirements set out in Clause
      16.5 (Retirement or Removal Not Effective).

16.2 Powers of Issuer Security Trustee to appoint: Notwithstanding the provisions of Clause 16.1 (Power of Master Issuer), the Issuer Security Trustee may (as attorney for the Master Issuer) upon giving prior notice to the Master Issuer but without the consent of the Master Issuer or the Issuer Secured Creditors appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Issuer Security
      Trustee:

      (a) if the Issuer Security Trustee considers such appointment to be in the interests of the Issuer Secured Creditors (or any of them); or

      (b) for the purposes of conforming to any legal requirements, restrictions or Conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

      (c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents or any of the other Issuer Transaction Documents against the Master Issuer or any other party thereto.

      The Master Issuer hereby irrevocably appoints the Issuer Security Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents and any other Issuer Transaction Document to which the Issuer Security Trustee is a party) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Issuer Security Trustee by these presents or any of the other Issuer Transaction Documents to which the Issuer Security Trustee is a party) and such duties and obligations as shall be conferred or imposed on it by the instrument of appointment. The Issuer Security Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Issuer Security Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Issuer Security Trustee.

16.3 Multiple Trustees: Whenever there shall be more than two trustees hereof, the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by these presents and any of the other Issuer Transaction Documents in the Issuer Security Trustee generally.

16.4 Retirement or Removal of Issuer Security Trustee: Subject as provided in Clause 16.5 (Retirement or Removal not Effective), any Issuer Security Trustee for the time being of this Deed may retire at any time upon giving not less than three months' prior notice in writing to the Master Issuer without assigning any reason therefor and without being responsible for any costs resulting from such retirement.

16.5 Retirement or Removal not Effective: The retirement or removal of any Issuer Security Trustee shall not become effective unless there remains at least one trustee hereof being a trust corporation in office upon such retirement or removal. The Master Issuer covenants that, in the event of a trustee (being a sole trustee or the only trust corporation) giving notice or being removed under Clause 16.4 (Retirement or Removal of Issuer Security Trustee) it shall use its best endeavours to procure a new Issuer Security Trustee of these presents (being a trust corporation) to be appointed as soon as reasonably practicable thereafter (for the avoidance of doubt, on the same terms as these presents). If within 30 days of having given notice of its intention to retire, the Master Issuer has failed to appoint a replacement Issuer Security Trustee, the outgoing Issuer Security Trustee will be entitled to appoint its successor provided that the Rating Agencies confirm that the then ratings of the Issuer Notes shall not be either reduced, qualified or withdrawn as a result of such appointment.

16.6 Funding 2 Security Trustee, Note Trustee and Issuer Security Trustee: If the Issuer Security Trustee retires or is removed in accordance with the provisions of this Clause 16 (Appointment, Removal and Retirement) then the Funding 2 Security Trustee, each Note Trustee and each other Issuer Security Trustee shall retire at the same time in accordance with the provisions of the Funding 2 Deed of Charge, the applicable Issuer Trust Deed and the applicable Issuer Deed of Charge. If the Funding 2 Security Trustee retires or is removed in accordance with the provisions of the Funding 2 Deed of Charge, a Note Trustee retires or is removed in accordance with the provisions of the applicable Issuer Trust Deed and/or another Issuer Security Trustee retires or is removed in accordance with the provisions of the applicable Issuer Deed of Charge, then the Issuer Security Trustee shall retire at the same time in accordance with the provisions of this Clause 16 (Appointment, Removal and Retirement). In each case the successor Issuer Security Trustee, the Funding 2 Security Trustee, each successor Note Trustee and each other successor Issuer Security Trustee shall be the same person or persons.

17.   Remuneration and Indemnification of Issuer Security Trustee

17.1 Normal Remuneration: The Master Issuer shall (subject as hereinafter provided) pay to the Issuer Security Trustee remuneration of such amount and on such Monthly Payment Dates as shall, in each case, from time to time be agreed by the Master Issuer and the Issuer Security Trustee. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Issuer Notes of any Series be reduced by such amount as shall be agreed between the Master Issuer and the Issuer Security Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall be payable in priority to payments to Noteholders and other Issuer Secured Creditors on the applicable Monthly Payment Dates subject to and in accordance with the relevant Issuer Priority of Payments and the provisions of this Deed. Such remuneration shall accrue from day to day and be payable up to and including the date when, all the Issuer Notes having become due for redemption, the redemption monies and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Issuer Security Trustee PROVIDED THAT if upon due presentation of any Note Certificate or any cheque payment of the monies due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to Noteholders is made.

17.2 Extra Remuneration: In the event of the occurrence of a Note Event of Default or the Issuer Security Trustee considering it expedient or necessary or being requested by the Master Issuer to undertake duties which the Issuer Security Trustee and the Master Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Issuer Security Trustee under this Deed, the Master Issuer shall pay to the Issuer Security Trustee such additional remuneration and on such Monthly Payment Dates as shall, in each case, be agreed between them;

17.3 Failure to Agree: In the event of the Issuer Security Trustee and the Master Issuer failing to agree:

      (a) (in a case to which Clause 17.1 (Normal Remuneration) applies) upon normal remuneration; or

      (b) (in a case to which Clause 17.2 (Extra Remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Issuer Security Trustee under these presents, or upon such additional remuneration;

      such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Issuer Security Trustee and approved by the Master Issuer or, failing such approval, nominated (on the application of the Issuer Security Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Master Issuer) and the determination of any such investment bank shall be final and binding upon the Issuer Security Trustee and the Master Issuer.

17.4 Expenses: In addition to the remuneration hereunder, the Master Issuer shall on written request, pay all other costs, charges and expenses (against production of invoices) which the Issuer Security Trustee may properly incur in relation to:

      (a) the negotiation, preparation and execution of, the exercise of its powers and discretions and the performance of its duties under these presents and any other Issuer Transaction Documents including, but not limited to legal and travelling expenses; and

      (b) any other action taken by or on behalf of the Issuer Security Trustee to enforce the obligations of the Master Issuer under or resolving any doubt in respect of these presents and/or any of the other Issuer Transaction Documents.

17.5 Indemnity: The Master Issuer shall indemnify the Issuer Security Trustee in respect of all Liabilities to which it (or any person appointed by it hereunder) may be or become liable or which may be properly incurred by it (or any such person as aforesaid) in the execution or purported execution of any of its trusts, powers, authorities and discretions hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents and any of the other Issuer Transaction Documents provided that it is


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


      expressly stated that Clause 15.12 (Issuer Security Trustee Liable for Negligence etc.) shall apply in relation to these provisions.

17.6 Stamp Duties: The Master Issuer shall pay all stamp duties and other duties or taxes of a similar nature, including for the avoidance of doubt any duty levied under the Stamp Act 1891 as amended and supplemented, (if any) payable in the United Kingdom on or arising out of or in consequence of:

      (a) the execution and delivery of this Deed and any other Issuer Transaction Document to which the Issuer Security Trustee is a party; and

      (b) any action in any jurisdiction taken by or on behalf of the Issuer Security Trustee. If the Issuer Security Trustee (or any Noteholder or Issuer Secured Creditor) where permitted under these presents or the Issuer Trust Deed to do so shall take any proceedings against the Master Issuer in any other jurisdiction and if for the purpose of any such proceedings, this Deed is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Master Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including interest or penalties).

17.7 VAT: The Master Issuer shall in addition pay to the Issuer Security Trustee an amount equal to any value added tax or similar tax chargeable in respect of its remuneration under this Deed.

17.8 Interest: Subject as provided in Clause 17.9 (Payment), all sums payable by the Master Issuer under this Clause 17 (Remuneration and Indemnification of Issuer Security Trustee) shall be payable on demand or, in the case of any remuneration payable under Clause 17.1 (Normal Remuneration) on the due date specified therein and shall carry interest at the rate per annum, which is one per cent. per annum above the base rate from time to time of the National Westminster Bank Plc from the date on which they were paid, charged or incurred by the Issuer Security Trustee or, in the case of remuneration, the due date for payment thereof, to the date of actual payment, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Issuer Security Trustee so requires) carry interest at such rate from the date specified in such demand.

17.9 Payment: Notwithstanding the other provisions of this Deed, any amount owing by the Master Issuer pursuant to this Clause 17 (Remuneration and Indemnification of Issuer Security Trustee) shall only be payable by the Master Issuer subject to and in accordance with the applicable Issuer Priority of Payments which applies at such time.

17.10 Survival: Unless otherwise specifically stated in any discharge of this Deed, the provisions of this Clause 17 (Remuneration and Indemnification of Issuer Security Trustee) shall continue in full force and effect notwithstanding such discharge.

18.   Modification and Waiver

18.1 Modification: Subject as expressly provided otherwise in any Issuer Transaction Document, the Issuer Security Trustee may (subject to the provisions of Clause 15.12


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


      (Issuer Security Trustee to act on directions)) from time to time and without the consent or sanction of the Noteholders or any other Issuer Secured Creditor (other than the Note Trustee (if it is a party to the relevant document)) at any time concur with any person in making or sanctioning any modification or amendment to any of the Issuer Transaction Documents:

      (a) provided that the Issuer Security Trustee is of the opinion that such modification would not be materially prejudicial to the interests of any Issuer Secured Creditors;

      (b) which in the opinion of the Issuer Security Trustee such modification is of a formal, minor or technical nature or to correct an error established as such to the satisfaction of the Issuer Security Trustee; or

      (c) which it may be necessary to make or which are required by the Rating Agencies in respect of any person who has executed a Deed of Accession pursuant to Clause 2 (Issuer Security) hereto.

      For the purposes of this Clause 18.1 (Modification), a proposed modification will not materially harm the interest of any Issuer Secured Creditors solely as a result of any Funding 2 Issuer executing a Deed of Accession pursuant to Clause 2.11 (New Intercompany Loan) of the Funding 2 Deed of Charge or the execution of a Deed of Accession.

      Any such modification may be made on such terms and subject to such conditions (if any) as the Issuer Security Trustee may determine, shall be binding upon the Master Issuer and the Issuer Secured Creditors and, unless the Issuer Security Trustee agrees otherwise, shall be notified by the Master Issuer to the Noteholders in accordance with the Conditions and to the other Issuer Secured Creditors as soon as practicable thereafter. So long as any of the Issuer Notes are rated by the Rating Agencies, the Master Issuer shall notify the Rating Agencies in writing as soon as reasonably practicable thereafter of any modification to the provisions of this Deed, the Issuer Notes, the Issuer Trust Deed or any of the other Issuer Transaction Documents. Each of the Issuer Secured Creditors agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required to carry out and effect the intent and purpose of this Clause 18.1 (Modification and Waiver)).

18.2 Waiver: Subject as expressly provided otherwise in the Issuer Notes or in any other Transaction Document and to Clause 15.13 (Issuer Security Trustee to act at directions), the Issuer Security Trustee may from time to time and at any time without the consent or sanction of the Noteholders or any other Issuer Secured Creditor and without prejudice to its rights in respect of any subsequent breach, but only if and in so far as in its opinion the interests of the Issuer Secured Creditors would not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Master Issuer or any other party thereto of any of the covenants or provisions contained in this Deed or in any of the other Transaction Documents PROVIDED ALWAYS THAT the Issuer Security Trustee shall not exercise any powers conferred on it by this Clause
      18.2 (Waiver) in contravention of any express direction or request given in accordance with Clause 15.9 (Assumption of no Intercompany Loan Default) (but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made). Any such waiver, authorisation or determination:

      (a) may be given or made on such terms and subject to such conditions (if any) as the Issuer Security Trustee may determine;

      (b) shall be binding on the Noteholders and the other Issuer Secured Creditors; and

      (c) if, but only if, the Issuer Security Trustee shall so require, shall be notified by the Master Issuer to the Noteholders in accordance with the Conditions and to the other Issuer Secured Creditors as soon as practicable thereafter.

19.   Miscellaneous Provisions

19.1 Evidence of Indebtedness: In any action, proceedings or claim relating to this Deed or the Issuer Security, a statement as to any amount due to any Issuer Secured Creditor or of the Issuer Secured Obligations or any part thereof or a statement of any amounts which have been notified to the Issuer Security Trustee as being amounts due to any Issuer Secured Creditor which is certified as being correct by an officer of the Issuer Security Trustee or an officer of the relevant Issuer Secured Creditor shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

19.2 Liability: All the liabilities and obligations of the Master Issuer under or by virtue of this Deed shall not be impaired by:

      (a) any failure of this Deed to be legal, valid, binding and enforceable as regards the Master Issuer whether as a result of a lack of corporate powers or of directors' authority, defective execution or for any other reason whatsoever;

      (b) any giving of time, forbearance, indulgence or waiver as regards the Master Issuer;

      (c)   a discharge or release of the Master Issuer; or

      (d) any other matter or event whatsoever whether similar to the foregoing or not which might have the effect of impairing all or any of its liabilities or obligations except proper and valid payment or discharge of all Issuer Secured Obligations and amounts whatsoever which this Deed provides are to be paid by the Master Issuer or an absolute discharge or release of the Master Issuer signed by the Issuer Secured Creditors and the Issuer Security Trustee.

19.3 Issuer Secured Creditors: Each Issuer Secured Creditor shall be bound by the provisions of this Deed as if it contained covenants by each Issuer Secured Creditor in favour of the Issuer Security Trustee and every other Issuer Secured Creditor to observe and be bound by all the provisions of this Deed expressed to apply to the Issuer Secured Creditors.

20.   Rights cumulative

      The respective rights of the Note Trustee, the Issuer Security Trustee, the Issuer Secured Creditors and any Receiver to this Deed are cumulative and may be exercised as often as each considers appropriate and are in addition to their respective rights under the general law. No failure on the part of the Note Trustee, the Issuer Security Trustee, the Issuer Secured Creditors or any Receiver to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

21.   Assignment

      None of the Issuer Secured Creditors may assign, encumber or transfer all or any part of its rights or benefits and/or transfer its obligations under this Deed without the prior written consent of the Issuer Security Trustee.

22.   Non Petition Covenant; Corporate Obligations

22.1 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Deed shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Deed is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Deed, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Deed.

23.   Notices

      Any notices or other communication or document to be given or delivered pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Master Issuer, to Granite Master Issuer plc, Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Note Trustee, to The Bank of New York, 40th Floor, One Canada Square, London E14 5AL, attention the Trustee Administration Manager (facsimile number 020 7964 4637);

      (c) in the case of the Issuer Security Trustee, to the Bank of New York, 40th Floor, One Canada Square, London E14 5AL, attention Trustee Administration Manager (facsimile number 020 7964 4637);

      (d) in the case of the Principal Paying Agent, the Agent Bank, the Registrar, the Transfer Agent or the Account Bank, to Citibank, N.A., Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB for the attention of Agency and Trust;

      (e) in the case of the Issuer Cash Manager to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

      (f) in the case of the U.S. Paying Agent, to Citibank, N.A., 111 Wall Street, 14th Floor, 388 Greenwich Street, New York, N.Y. 10013, U.S.A. (facsimile number 212 816 5527) for the attention of Agency and Trust;

      (g) in the case of the Corporate Services Provider, to Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary;

      (h) in the case of Moody's, to Moody's Investor Services, 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 020 7772 5400) for the attention of RMBS Monitoring, Structured Finance;

      (i) in the case of S&P, to Standard & Poor's, 20 Canada Square, Canary Wharf, London E14 5LH (facsimile number 020 7176 3598) for the attention of the Structured Finance Surveillance Group; and

      (j) in the case of Fitch, to Fitch Ratings Limited, Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number: 020 7417 6262) for the attention of European Structured Finance,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by fifteen days prior written notice in accordance with the provisions of this Clause 23 (Notices).

24.   Third Party Rights

      A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

25.   Execution in Counterparts; Severability

25.1 Counterparts: This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

25.2 Severability: Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

26.   Governing Law and Jurisdiction; Appropriate Forum

26.1 Governing Law: This Deed is governed by, and shall be construed in accordance with, English law.

26.2 Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

26.3 Appropriate Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS of which this Deed has been executed by the parties hereto as a deed which has been delivered on the date first appearing on page one.

                                EXECUTION PAGE

IN WITNESS WHEREOF this Deed has been executed as a deed and delivered by the parties hereto on the day and year first above written.


as Master Issuer
EXECUTED AND DELIVERED AS A DEED                        )
for and on behalf of                                    )
GRANITE MASTER ISSUER PLC                               )
acting by two directors                                 )

-------------------------
for and on behalf of
LDC Securitisation Director No. 1 Limited
Director

Name:


-------------------------
for and on behalf of
LDC Securitisation Director No. 2 Limited
Director

Name:


as Issuer Security Trustee and Note Trustee
EXECUTED AND DELIVERED AS A DEED                        )
for and on behalf of                                    )
THE BANK OF NEW YORK                                    )
by its duly authorised signatory                        )

-------------------------------


Name:




as Agent Bank, Issuer Account Bank, Principal Paying Agent, Registrar and Transfer Agent
EXECUTED AND DELIVERED AS A DEED                        )
for and on behalf of                                    )
CITIBANK, N.A.                                          )
by its duly authorised signatory                        )

-------------------------------


Name:

as US Paying Agent

EXECUTED AND DELIVERED AS A DEED                        )
for and on behalf of                                    )
CITIBANK N.A.                                           )
by its duly authorised signatory                        )

-------------------------------


Name:





as Issuer Account Bank, Issuer Cash Manager and Start-Up Loan Provider
EXECUTED AND DELIVERED AS A DEED                        )
for and on behalf of                                    )
NORTHERN ROCK PLC                                       )
by its duly authorised attorney                         )

-------------------------


Name:


in the presence of:
                                   Signature      _________________________
                                                  Witness
                                   Full name
                                   Occupation     Trainee Solicitor
                                   Address        c/o Sidley Austin Brown & Wood
                                                  Woolgate Exchange
                                                  25 Basinghall Street
                                                  London EC2V 5HA
as Corporate Services Provider
EXECUTED AND DELIVERED AS A DEED                        )
for and on behalf of                                    )
LAW DEBENTURE CORPORATE                                 )
SERVICES LIMITED                                        )
acting by a director and its secretary                  )

-------------------------
Director

Name:



-------------------------
Secretary


Name:

                                  SCHEDULE 1

                      FORM OF SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on [o] by Granite Master Issuer plc (registered number 5250668) a private limited liability company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Principal").

WHEREAS

(1) By virtue of a Deed (as amended, varied, supplemented or novated from time to time the "Issuer Deed of Charge") dated [o] January 2005 between Granite Master Issuer plc, The Bank of New York as Issuer Security Trustee and others, provision was made for the execution by the Principal of this Power of Attorney.

(2) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Issuer Deed of Charge.

NOW THIS POWER OF ATTORNEY WITNESSETH

1. The Principal hereby irrevocably (within the meaning of Section 4 of the Powers of Attorney Act 1971) and by way of security for the payment and performance of the Issuer Secured Obligations and the covenants, conditions, obligations and undertakings on the part of the Principal contained in the Issuer Deed of Charge and the other Issuer Transaction Documents to which the Principal is a party from time to time appoints The Bank of New York and any other person or persons for the time being the Issuer Security Trustee or Issuer Security Trustees of and under the Issuer Deed of Charge (the "Attorney") and each and every person to whom the Issuer Security Trustee shall from time to time have delegated the exercise of the power of attorney conferred by this Power of Attorney (each a "Delegate") and any receiver including any administrative receiver and any manager (the "Receiver") and/or administrator (the "Administrator") appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Principal's name or otherwise jointly and severally to sign, seal, execute, deliver, perfect and do any assurance, act, matter or thing which the Attorney, Delegate, Receiver or Administrator considers in each case to be necessary for the protection or preservation of the Attorney's and the Issuer Secured Creditors' interests and rights (as described in the Issuer Deed of Charge) in and to the Issuer Charged Property or which ought to be done by the Principal under the covenants, undertakings and provisions contained in the Issuer Deed of Charge and the other Issuer Transaction Documents to which the Principal is a party from time to time and generally to in its name and on its behalf to exercise all or any of the powers, authorities or discretions conferred by or pursuant to the Issuer Deed of Charge on the Issuer Security Trustee and/or any Receiver whether on or at any time after the security has become enforceable in accordance with Clause 6.2 (Enforceable) of the Issuer Deed of Charge or in any other circumstances where the Attorney has become entitled to take any of the steps referred to in the Issuer Deed of Charge including (without limitation) any or all of the following:

      (a) to do every act or thing which the Attorney, Delegate, Receiver or Administrator may deem to be necessary, proper or expedient for getting in any of the Issuer Charged Property and/or fully and effectively vesting, transferring or assigning the Issuer Charged Property or any part thereof and/or the Principal's estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof or for carrying into effect any other dealing with the Issuer Charged Property whatsoever permitted under the Issuer Deed of Charge in the same manner and as fully and effectively as the Principal could have done;

      (b) the power by writing under its hand by an officer of the Attorney (including every Receiver appointed under the Issuer Deed of Charge) from time to time to appoint a substitute attorney (each a "Substitute") who shall have power to act on behalf of the Principal as if that Substitute shall have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

2. In favour of the Attorney, any Delegate, any Receiver and/or Administrator and/or Substitute, or a person dealing with any of them and the successors and assigns of such a person, all acts properly done and documents executed or signed by the Attorney, a Delegate, a Receiver, an Administrator or a Substitute in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.

3. The Principal irrevocably and unconditionally undertakes to indemnify the Attorney and each Delegate, Receiver and/or Administrator and/or Substitute appointed from time to time by the Attorney and their respective estates (each an "Indemnified Party") against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the fraud, negligence or wilful default of the relevant Indemnified Party or its officers or employees.

4. The provisions of Clause 2 (Issuer Security) of the Issuer Deed of Charge shall continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.

5. The laws of England and Wales shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Delegate, Receiver and/or Administrator and/or Substitute carried out or purported to be carried out under the terms hereof.

6. The Principal hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Delegate, Receiver or Administrator or Substitute shall properly and lawfully do or cause to be done in and concerning the Issuer Charged Property.

IN WITNESS whereof this Power of Attorney has been executed as a deed by the Principal the day and year first before written.

EXECUTED AS A DEED by                                )

GRANITE MASTER ISSUER PLC                            )

acting by:                                           )





Director

Name:



Title:



Director/Secretary

Name:



Title:

                                  SCHEDULE 2

                          ISSUER PRIORITY OF PAYMENTS

1. Priority of Payments for Issuer Available Revenue Receipts Prior to Enforcement of the Issuer Security

      On each Monthly Payment Date falling in a Monthly Payment Period, all Funding 2 Available Revenue Receipts received by the Master Issuer from Funding 2:

      (i) in respect of items (B), (S), (U) and (V) of the Funding 2 Pre-Enforcement Revenue Priority of Payments shall be credited to the Issuer Expense Sub-Ledger; and

      (ii) being interest paid on a Loan Tranche shall be credited to a sub-ledger (in respect of the related Series and Class of Issuer Notes) of the Issuer Note Revenue Sub-Ledger to the Issuer Revenue Ledger.

      On each Distribution Date the Issuer Cash Manager will calculate whether there will be an excess or a deficit of Issuer Available Revenue Receipts to pay the aggregate of the payments and provisions required to be made under items (A) through (N) of the Issuer Pre-Enforcement Revenue Priority of Payments in the immediately following Monthly Payment Period.

      Prior to the enforcement of the Issuer Security, on or prior to the first day of each Monthly Payment Period, the Issuer Cash Manager will, subject to the rules for application of Issuer Available Revenue Receipts set out in paragraph 4 of this Schedule 2, allocate the Issuer Available Revenue Receipts towards the payments and provisions in respect of Amounts due on all Monthly Payment Dates falling in such Monthly Payment Period in the order of priority set out in the third paragraph below (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due on any Monthly Payment Date falling in such Monthly Payment Period have been made in full) (the "Issuer Pre-Enforcement Revenue Priority of Payments"). The Issuer Available Revenue Receipts so allocated will not be applied in satisfaction of any payment or provision until the Monthly Payment Date in such Monthly Payment Period on which such payment or provision is required to be made.

      The allocation of Issuer Available Revenue Receipts towards the payments and provisions in respect of amounts due under any item of the Issuer Pre-Enforcement Revenue Priority of Payments on all Monthly Payment Dates falling in such Monthly Payment Period shall be made in no order of priority but in proportion to the respective amounts due under such item (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due under such item on any Monthly Payment Date falling in such Monthly Payment Period have been made in full).

      On each Monthly Payment Date falling in the relevant Monthly Payment Period and until enforcement of the Issuer Security pursuant to this Deed of Charge or until such time as there are no Issuer Secured Obligations outstanding, the amount of Issuer Available Revenue Receipts so allocated towards each payment and provision in respect of amounts due on the relevant Monthly Payment Date shall be applied in making such payment or provision (save that, in respect of amounts due to third parties by the Master Issuer pursuant to paragraph
      (C) below, such payments will be made when due) in the order of priority set out in the Issuer Pre-Enforcement Revenue Priority of Payments.

      The following order of priority of payments is the Issuer
      Pre-Enforcement Revenue Priority of Payments:

      (A) first, in no order of priority among them but in proportion to the amounts due in the relevant Monthly Payment Period, to pay amounts due to the Note Trustee and the Issuer Security Trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due prior to the next following Monthly Payment Period to the Note Trustee and the Issuer Security Trustee, under the Issuer Trust Deed, this Deed of Charge or any other Transaction Document to which the Master Issuer is a party;

      (B) second, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due prior to the next following Monthly Payment Period to the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar under the Issuer Paying Agent and Agent Bank Agreement;

      (C) third, to pay amounts due to any third party creditors of the Master Issuer (other than those referred to later in this order of priority of payments or in the Issuer Pre-Enforcement Principal Priority of Payments), of which the Issuer Cash Manager has notice prior to the relevant Monthly Payment Period, which amounts have been incurred without breach by the Master Issuer of the Transaction Documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable prior to the next following Monthly Payment Period by the Master Issuer and to pay or discharge any liability of the Master Issuer for corporation tax on any chargeable income or gain of the Master Issuer;

      (D) fourth, in no order or priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Issuer Cash Manager under the Issuer Cash Management Agreement, the Corporate Services Provider under the Corporate Services Agreement and the Issuer Account Banks under the Issuer Bank Account Agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due prior to the next following Monthly Payment Period, to the Issuer Cash Manager under the Issuer Cash Management Agreement, to the Corporate Services Provider under the Corporate Services Agreement and to the Issuer Account Bank under the Issuer Bank Account Agreement;

      (E) fifth, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each AAA Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Issuer Notes):

            (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class A Notes (including any swap termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement(s); and

            (ii) to pay interest due and payable (if any) on the related Series and Class of Class A Notes on such Monthly Payment Date;

      (F) sixth, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each AA Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Issuer Notes):

            (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class B Notes (including any swap termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement(s);

            (ii) to pay interest due and payable (if any) on the related Series and Class of Class B Notes on such Monthly Payment Date;

      (G) seventh, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each A Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Issuer Notes):

            (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class M Notes (including any swap termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement(s);

            (ii) to pay interest due and payable (if any) on the related Series and Class of Class M Notes on such Monthly Payment Date;

      (H) eighth, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each BBB Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Issuer Notes):

            (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class C Notes (including any swap termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement(s);

            (ii) to pay interest due and payable (if any) on the related Series and Class of Class C Notes on such Monthly Payment Date;

      (I) ninth, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each BB Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Issuer Notes):

            (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class D Notes (including any swap termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement(s);

            (ii) to pay interest due and payable (if any) on the related Series and Class of Class D Notes on such Monthly Payment Date;

      (J) tenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, towards payment of:

            (i)   interest amounts due to the Start-Up Loan Provider(s); and

            (ii) principal amounts due to the Start-Up Loan Provider(s) (to the extent of issuance fees received from Funding 2 under the Global Intercompany Loan Agreement) under the Start-Up Loan Agreement(s);

      (K) eleventh, after taking account of any replenishment of the Issuer Reserve Fund in the relevant Monthly Payment Period from Issuer Available Principal Receipts, to credit the Issuer Reserve Ledger up to an amount no less than the Issuer Reserve Required Amount (such replenishment to be made on the 20th Monthly Payment Date falling in the relevant Monthly Payment Period);

      (L) twelfth, in the Monthly Payment Period in December of each year, in no order of priority among them but in proportion to the respective amounts due, to pay to the Issuer Account Bank an amount equal to the amount of any debit balance in the Issuer Transaction Account as permitted by each such Issuer Account Bank and outstanding on the last day of such Monthly Payment Period (such payment to be made on the 20th Monthly Payment Date falling in such Monthly Payment Period);

      (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay any Issuer Swap Excluded Termination Payments to the Issuer Swap Provider(s);

      (N) fourteenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, towards payment of principal amounts due to the Start-Up Loan Provider(s) under the Start-Up Loan Agreement(s);

      (O) fifteenth, the retention by the Master Issuer of an amount equal to 0.01% per annum of the interest received under the Global Intercompany Loan, which will be retained by the Master Issuer as profit (which may, subject to applicable laws, be paid to the shareholders of the Master Issuer as a dividend, less an amount equal to corporation tax in respect of those profits provided for or paid at item (C) above) (such retention to be effective as of the 20th Monthly Payment Date of the relevant Monthly Payment Period); and

      (P) last, to pay amounts due to the Issuer GIC Provider under the Issuer Guaranteed Investment Contract (such payment to be made on the 20th Monthly Payment Date falling in the relevant Monthly Payment Period).

2. Distribution of Issuer Available Principal Receipts Prior to Enforcement of the Issuer Security

      On each Monthly Payment Date, all Funding 2 Available Principal Receipts received by the Master Issuer from Funding 2 constituting principal repayments on a Loan Tranche, will be credited to a sub-ledger (in respect of a related Series and Class of Issuer Notes) to the Issuer Note Principal Sub-Ledger to the Issuer Principal Ledger.

      Prior to enforcement of the Issuer Security, the Master Issuer, or the Issuer Cash Manager on its behalf, will, subject to the rules for application of Issuer Available Principal Receipts set out in paragraph 4 of this Schedule 2, allocate the Issuer Available Principal Receipts towards the payments and provisions in respect of amounts due on all Monthly Payment Dates falling in such Monthly Payment Period in the order of priority set out in the third paragraph below (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due on any Monthly Payment Date falling in such Monthly Payment Period have been made in full) (the "Issuer Pre-Enforcement Principal Priority of Payments"). The Issuer Available Principal Receipts so allocated will not be applied in satisfaction of any payment or provision until the Monthly Payment Date in such Monthly Payment Period on which such payment or provision is required to be made.

      The allocation of Issuer Available Principal Receipts towards the payments and provisions in respect of amounts due under any item of the Issuer Pre-Enforcement Principal Priority of Payments on all Monthly Payment Dates falling in such Monthly Payment Period shall be made in no order of priority but in proportion to the respective amounts due under such item (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due under such item on any Monthly Payment Date falling in such Monthly Payment Period have been made in full).

      On each Monthly Payment Date falling in the relevant Monthly Payment Period and until enforcement of the Issuer Security pursuant to this Deed of Charge or until such time as there are no outstanding Issuer Secured Obligations, the amount of Issuer Available Principal Receipts so allocated towards each payment and provision in respect of amounts due on the relevant Monthly Payment Date shall be applied in making such payment or provision in the order of priority set out in the Issuer Pre-Enforcement Principal Priority of Payments.

      The following order of priority of payments is the Issuer
      Pre-Enforcement Principal Priority of Payments:

      (A) to the extent that monies have been drawn from the Issuer Reserve Fund to make Issuer Reserve Principal Payments, towards the replenishment of the Issuer Reserve Fund up to the Issuer Reserve Required Amount, such amount to be debited to the sub-ledger(s) (in respect of the Series and Class(es) of Issuer Notes) to the Issuer Note Principal Sub-Ledger (such replenishment to be made on the 20th Monthly Payment Date falling in the relevant Monthly Payment Period;

      (B)   The Class A Notes:

            from principal amounts received by the Master Issuer from Funding 2 in respect of each AAA Loan Tranche (and, in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Provider(s) under the relevant Issuer Swap Agreement(s) in respect of the related Series and Classes of Notes):

            (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Provider(s) in respect of the related Series and Class of Class A Notes in accordance with the terms of the relevant Issuer Swap Agreement(s); and (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class A Notes;

      (C)   The Class B Notes:

      from principal amounts received by the Master Issuer from Funding 2 in respect of each AA Loan Tranche (and, in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Provider(s) under the relevant Issuer Swap Agreement(s) in respect of the related Series and Classes of Notes):

            (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Provider(s) in respect of the related Series and Class of Class B Notes in accordance with the terms of the relevant Issuer Swap Agreement(s); and

            (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class B Notes;

      (D)   The Class M Notes:

            from principal amounts received by the Master Issuer from Funding 2 in respect of each A Loan Tranche (and, in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Provider(s) under the relevant Issuer Swap Agreement(s) in respect of the related Series and Classes of Notes):

            (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Provider(s) in respect of the related Series and Class of Class M Notes in accordance with the terms of the relevant Issuer Swap Agreement(s); and

            (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class M Notes;

      (E)   The Class C Notes:

            from principal amounts received by the Master Issuer from Funding 2 in respect of each BBB Loan Tranche (and, in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Provider(s) under the relevant Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

            (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Provider(s) in respect of the related Series and Class of Class C Notes in accordance with the terms of the relevant Issuer Swap Agreement(s); and

            (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class C Notes;

      (F)   The Class D Notes

            from principal amounts received by the Master Issuer from Funding 2 in respect of each BB Loan Tranche (and, in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Provider(s) under the relevant Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

            (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Provider(s) in respect of the related Series and Class of Class D Notes in accordance with the terms of the relevant Issuer Swap Agreement(s); and

            (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class D Notes.

3. Distribution of Issuer Available Principal Receipts and Issuer Available Revenue Receipts Following Enforcement of the Issuer Security

      On or prior to the first day of each Monthly Payment Period, the Issuer Security Trustee (or the Issuer Cash Manager on its behalf) will, subject to the rules for application of Issuer Available Revenue Receipts and Issuer Available Principal Receipts set out in paragraph 4 of this Schedule 2, allocate amounts received or recovered (excluding Swap Collateral (if any) standing to the credit of the Issuer Swap Collateral Accounts) following enforcement of the Issuer Security towards the payments and provisions in respect of amounts due on all Monthly Payment Dates falling in such Monthly Payment Period in the order of priority set out in the third paragraph below (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due on any Monthly Payment Date falling in such Monthly Payment Period have been made in full) (the "Issuer Post-Enforcement Priority of Payments"). The amounts so allocated will not be applied in satisfaction of any payment or provision until the Monthly Payment Date in such Monthly Payment Period on which such payment or provision is required to be made.

      The allocation of the amounts so received or recovered towards the payments and provisions in respect of amounts due under any item of the Issuer Post-Enforcement Priority of Payments on all Monthly Payment Dates falling in such Monthly Payment Period shall be made in no order of priority but in proportion to the respective amounts due under such item (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due under such item on any Monthly Payment Date falling in such Monthly Payment Period have been made in full).

      On each Monthly Payment Date falling in the relevant Monthly Payment Period, the amounts so received or recovered and allocated towards each payment and provision in respect of amounts due on the relevant Monthly Payment Date shall be applied in making such payment or provision in the order of priority set out in the Issuer Post-Enforcement Priority of Payments.

      The following order of priority of payments is the Issuer
      Post-Enforcement Priority of Payments:

      (A) first, in no order of priority among them but in proportion to the amounts due in the relevant Monthly Payment Period to pay amounts due to the Note Trustee and the Issuer Security Trustee (and any Receiver appointed by the Issuer Security Trustee) together with the interest and VAT on those amounts and to provide for any amounts then due or to become due and payable to the Note Trustee and the Issuer Security Trustee, and the Receiver prior to the next following Monthly Payment Period under the provisions of the Issuer Trust Deed, this Deed of Charge and any other Transaction Document;

      (B) second, to pay, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar, together with interest and VAT on those amounts and to provide for any costs, charges, liabilities and expenses then due or to become due and payable to them prior to the next following Monthly Payment Period under the provisions of the Paying Agent and Agent Bank Agreement;

      (C) third, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, towards payment of amounts (together with VAT on those amounts) due and payable to the Issuer

            Cash Manager under the Issuer Cash Management Agreement, to the Corporate Services Provider under the Corporate Services Agreement and to the Issuer Account Bank under the Issuer Bank Account Agreement;

      (D) fourth, subject to item (E) below, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Issuer Swap Providers for each Series of Class A Notes (excluding any swap termination payment);

      (E) fifth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay interest due or overdue on, and to repay principal of, the applicable series of Class A Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class A Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (E) (on the assumption that no amounts are due and payable under item (D) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (E), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the Master Issuer to the Issuer Swap Provider in respect of any Series of Class A Notes under item (D) above shall be reduced by the amount of the shortfall applicable to that Series of Class A Notes;

      (F) sixth, subject to item (G) below, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Issuer Swap Providers for each Series of Class B Notes (excluding any swap termination payment);

      (G) seventh, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class B Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class B Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (G) (on the assumption that no amounts are due and payable under item (F) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (G), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the Master Issuer to the Issuer Swap Provider in respect of the any Series of Class B Notes of under item (F) above shall be reduced by the amount of the shortfall applicable to that Series of Class B Notes;

      (H) eighth, subject to item (I) below, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Issuer Swap Providers for each Series of Class M Notes (excluding any swap termination payment);

      (I) ninth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class M Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class M Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (I) (on the assumption that no amounts are due and payable under item
            (H) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (I), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the Master Issuer to the Issuer Swap Provider in respect of any Series of Class M Notes under item (H) above shall be reduced by the amount of the shortfall applicable to that Series of Class M Notes;

      (J) tenth, subject to item (K) below, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Issuer Swap Providers for each Series of Class C Notes (excluding any swap termination payment);

      (K) eleventh, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class C Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class C Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (K) (on the assumption that no amounts are due and payable under item (J) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (K), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the Master Issuer to the Issuer Swap Provider in respect of any Series of Class C Notes under item (J) above shall be reduced by the amount of the shortfall applicable to that Series of Class C Notes;

      (L) twelfth, subject to item (M) below, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay amounts due to the Issuer Swap Providers for each Series of Class D Notes (excluding any swap termination payment);

      (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class D Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class D Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (M) (on the assumption that no amounts are due and payable under item (L) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (M), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the Master Issuer to the Issuer Swap Provider in respect of any Series of Class D

            Notes under item (L) above shall be reduced by the amount of the shortfall applicable to that Series of Class D Notes;

      (N) fourteenth, in the Monthly Payment Period falling in December of each year, in no order of priority among them but in proportion to the respective amounts due, to pay to the Issuer Account Bank an amount equal to the amount of any debit balance in the Issuer Transaction Account as permitted by the Issuer Account Bank and outstanding on the last day of such Monthly Payment Period (such payment to be made on the 20th Monthly Payment Date falling in such Monthly Payment Period);

      (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, towards payment of:

            (i)   interest amounts due to the Start-Up Loan Provider(s); and

            (ii) principal amounts due to the Start-Up Loan Provider(s) (to the extent of issuance fees received from Funding 2 under the Global Intercompany Loan Agreement) under the Start-Up Loan Agreement(s);

      (P) sixteenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, to pay any Issuer Swap Excluded Termination Payments to the Issuer Swap Providers;

      (Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due in the relevant Monthly Payment Period, towards payment of principal amounts due to the Start-Up Loan Provider(s) under the Start-Up Loan Agreements; and

      (R) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (Q) above, to the Master Issuer.

4. Rules for application of Issuer Available Revenue Receipts and Issuer Available Principal Receipts following the occurrence of a Pass-Through Trigger Event during a Monthly Payment Period

      If, at any time during a Monthly Payment Period, a Pass-Through Trigger Event occurs, then:

      (a) the Issuer Available Revenue Receipts and Issuer Available Principal Receipts previously allocated on the first day of such Monthly Payment Period towards the making of interest and principal payments on Notes and the making of payments to the Issuer Swap Providers (including any Swap Termination Payments but excluding any Issuer Swap Excluded Termination Amount), in each case then due on all Monthly Payment Dates falling in such Monthly Payment Period shall, notwithstanding the occurrence of the Pass-Through Trigger Event and to the extent not already so applied, be applied on such Monthly Payment Dates in making such payments and provisions;

      (b) all remaining Issuer Available Revenue Receipts and Issuer Available Principal Receipts for such Monthly Payment Period (excluding, for the avoidance of doubt, Issuer Available Revenue Receipts and Issuer Available Principal Receipts previously applied or allocated on Monthly Payment Dates falling in the relevant Monthly Payment Period in making the payments or provisions to which they had been allocated) ("Remaining Issuer Available Revenue Receipts" and "Remaining Issuer Available Principal Receipts" respectively) will be allocated towards revenue and principal payments or provisions, as applicable, that would have been due on all Monthly Payment Dates falling in such Monthly Payment Period if the Pass-Through Trigger Event had occurred prior to such Monthly Payment Period (excluding, for this purpose, any payment or provision due in such Monthly Payment Period which has been made or, in accordance with sub-paragraph (a) above, will be made) in the order of priority set out in the Issuer Pre-Enforcement Revenue Priority of Payments, the Issuer Pre-Enforcement Principal Priority of Payments or the Issuer Post-Enforcement Priority of Payments, as applicable (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due on any Monthly Payment Date falling in such Monthly Payment Period have been made in full); and

      (c) on each Monthly Payment Date falling in the relevant Monthly Payment Period after the occurrence of the Pass-Through Trigger Event and until such time as there are no outstanding Issuer Secured Obligations, the Remaining Issuer Available Revenue Receipts and/or Remaining Issuer Available Principal Receipts allocated in accordance with sub-paragraph (b) above towards a payment or provision due on such Monthly Payment Date shall be applied, in accordance with the Issuer Pre-Enforcement Revenue Priority of Payments, the Issuer Pre-Enforcement Principal Priority of Payments or the Issuer Post-Enforcement Priority of Payments, as applicable, in making such payments and provisions. Any Remaining Issuer Available Revenue Receipts and/or Remaining Issuer Available Principal Receipts allocated in accordance with sub-paragraph (b) above towards an amount that would have been due on any Monthly Payment Date in the relevant period falling prior to the occurrence of the Pass-Through Trigger Event, shall be applied in payment of such amount on the corresponding Monthly Payment Date falling in the next following Monthly Payment Period (and shall be taken into account in determining the allocation and application of other Issuer Available Revenue Receipts and Issuer Available Principal Receipts in such next following Monthly Payment Period).

                                  SCHEDULE 3

                        FORM OF NOTICE OF ASSIGNMENT

To:   [Addressee(s)]

Granite Master Issuer plc - Assignment of rights under Issuer Transaction Documents


                                                                           [o]

Dear Sirs,

Terms and expressions used in this letter are as defined in a deed of charge (the "Issuer Deed of Charge") between Granite Master Issuer plc (the "Master Issuer"), The Bank of New York (the "Issuer Security Trustee") and others dated [o].

We hereby give notice to each addressee of this letter that by assignment(s) under or pursuant to the Issuer Deed of Charge, the Master Issuer has assigned absolutely, by way of security for the payment and performance of certain obligations of the Master Issuer described in the Issuer Deed of Charge (the "Issuer Secured Obligations"), to the Issuer Security Trustee all its right, title, benefit and interest under the [Agreement(s)] (the "Issuer Transaction Documents") including its right, title interest and benefit in relation to [describe property] and including, without limitation, all rights to receive payment of any amounts which may become payable to the Master Issuer thereunder, all payments received by the Master Issuer thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, (hereinafter called "Relevant Issuer Property").

By signing the enclosed copy of this notice you acknowledge and consent to the assignments and agree that:

      (a) from the date of this notice you are obliged to and you will pay all moneys which are or may become payable to the Master Issuer under the aforesaid agreements to or to the order of the Issuer Security Trustee; and

      (b) you have not, at the date of this notice, received notice that any third party has or will have any right of interest whatsoever in the Relevant Issuer Property.

Notwithstanding the assignments made by the Master Issuer and referred to in this notice, the Issuer Security Trustee hereby confirms and you further acknowledge that:

      (a) you may continue to make all payments becoming due to the Master Issuer in respect of the Relevant Issuer Property in the manner envisaged by the relevant Issuer Transaction Document(s); and

      (b) the Master Issuer shall be entitled to exercise its rights, powers and discretions and perform its obligations in relation to the Relevant Issuer Property and under the Issuer Transaction Documents in accordance with the provisions of the Issuer Transaction Documents, but only until such time as you receive notice from the Issuer Security Trustee to the contrary or to the effect that the security created under the Issuer Deed of Charge has become enforceable, in which event from receipt of such notice you agree that you will pay all monies becoming due and payable to the Master Issuer in respect of the Relevant Issuer Property in accordance with any instructions received from the Issuer Security Trustee.

This letter is governed by, and shall be construed in accordance with, English law.

Please acknowledge receipt of this notice by executing and returning the copy of this letter attached hereto.

Yours faithfully,



EXECUTED for and on behalf of      )

GRANITE MASTER ISSUER PLC          )

by:                                )





Authorised Signatory

Name:



Title:

EXECUTED for and on behalf of              )

THE BANK OF NEW YORK                       )

by:                                        )





Authorised Signatory

Name:



Title:

We acknowledge receipt of the above notice and the terms of the assignment created by you in respect of the Relevant Issuer Property.

In respect of the [Agreement]:

For and on behalf of                       )

[Party to Issuer Transaction Document]     )

by:                                        )





Authorised Signatory

Name:



Title:

                                  SCHEDULE 4

                              ISSUER RESERVE FUND

1.    Utilisation of Issuer Reserves

1.1 Prior to the service of an Issuer Enforcement Notice, amounts standing to the credit of the Issuer Reserve Fund may be utilised:

      (a) through inclusion in the calculation of Issuer Available Revenue Receipts, to help meet, and thereby satisfy, any deficit in Issuer Available Revenue Receipts for interest and fees under the Issuer Notes;

      (b) to help meet expenses in connection with the issue of Issuer Notes by the Master Issuer; and

      (c) through inclusion in the calculation of Issuer Available Principal Receipts, to help meet, and thereby satisfy, any deficit in Issuer Available Principal Receipts for:

            (i) prior to the occurrence of a Trigger Event, repayment of principal due and payable in respect of the Original Bullet Redemption Notes (which are Class A Notes); and

            (ii) on or after the occurrence of a Trigger Event, repayment of principal due and payable in respect of the Original Bullet Redemption Notes (which are Class A Notes) on their respective Final Maturity Dates only.

1.2 Following the service of an Issuer Enforcement Notice, to the extent not applied on a Monthly Payment Date in accordance with paragraph 1 above, amounts standing to the credit of the Issuer Reserve Ledger shall only be applied in making payments of principal due under the Issuer Notes on any Monthly Payment Date.

2.    Adjustment of Issuer Reserves

2.1   The Master Issuer may, at any time, adjust:

      (a) the Issuer Reserve Minimum Amount or the method of computing the Issuer Reserve Minimum Amount, without the consent of any Issuer Secured Creditors, so long as it has an opinion of counsel that for US federal income tax purposes:

            (i) the change will not adversely affect the tax characterisation as debt of any outstanding Series and Class of Issuer Notes that were characterised as debt at the time of their issuance; and

            (ii) such change will not cause or constitute an event in which gain or loss would be recognised by any holder of such Issuer Notes;

      (b) the Programme Reserve Required Percentage or the method of computing the Programme Reserve Required Amount, without the consent of any Issuer Secured Creditors, so long as the Issuer Security Trustee and the Master Issuer obtain confirmation from the Rating Agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding Issuer Notes.

                                  SCHEDULE 5

                         FORM OF ACCESSION UNDERTAKING

THIS DEED is made on [o]

BETWEEN:

(1) GRANITE MASTER ISSUER PLC (registered number 5250668) a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Master Issuer;

(2) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 40th Floor, One Canada Square, London E14 5AL, United Kingdom, in its capacity as (1) Issuer Security Trustee and (2) Note Trustee;

(3) CITIBANK, N.A., acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, in its capacity as (1) Principal Paying Agent, (2) Agent Bank, (3) Registrar, (4) Transfer Agent and (5) Account Bank;

(4) CITIBANK, N.A., acting through its office at 111 Wall Street, 14th Floor, 388 Greenwich Street, New York, N.Y. 10013, U.S.A., in its capacity as US Paying Agent;

(5) NORTHERN ROCK PLC (registered number 03273685) a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its capacity as (1) Issuer Cash Manager, (2) Issuer GIC Provider and (3) Start-Up Loan Provider; and

(6) LAW DEBENTURE CORPORATE SERVICES LIMITED (registered number 3388362) a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as the Corporate Services Provider; and

(7)   [o] (in its capacity as [o], the "New Issuer Secured Creditor".

NOW THIS DEED WITNESSES AS FOLLOWS

WHEREAS

(A) Pursuant to the terms of [description of agreement] (the "Agreement") dated [o] made between the Master Issuer and the New Issuer Secured Creditor, the Master Issuer has agreed to [description of nature of obligations of the Master Issuer under the Agreement].

(B) The Master Issuer has agreed to provide the Issuer Security Trustee with the benefit of the security described in the Issuer Deed of Charge to secure the Master Issuer's obligations to the Issuer Secured Creditors.

(C) The terms of the Issuer Deed of Charge permit the Master Issuer to secure its obligations to a New Issuer Secured Creditor thereunder.

(D) The New Issuer Secured Creditor has agreed to enter into this Deed to accede to the provisions of the Issuer Deed of Charge.

(E) The Issuer Secured Creditors have agreed to enter into this Deed to, inter alia, acknowledge and agree to such accession and to permit any consequential changes to the Issuer Priority of Payments set out in the Issuer Deed of Charge as are required and any other amendment as may be required to give effect to this Accession Undertaking.

1.    INTERPRETATION

      The Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January, 2005 (as the same may have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into and shall apply to this Deed.

2.    REPRESENTATIONS AND WARRANTIES

2.1 The New Secured Creditor hereby represents and warrants to the Issuer Security Trustee and each of the Issuer Secured Creditors in respect of itself that as of the date of this Deed pursuant to the terms of the Agreement, the Master Issuer has agreed to pay to the New Secured Creditor the amount (if any) [description in relation to the Agreement].

2.2 The Master Issuer hereby represents and warrants to the Issuer Security Trustee and each of the Issuer Secured Creditors that as at the date of this Deed, the conditions to issuing further Issuer Notes set out in the Programme Agreement are satisfied;

3.    ACCESSION

      In consideration of the New Issuer Secured Creditor being accepted as an Issuer Secured Creditor for the purposes of the Issuer Deed of Charge by the parties thereto as form the date of this Deed, the New Issuer Secured Creditor:

      (a) confirms that as from [o], it intends to be a party to the Issuer Deed of Charge as an Issuer Secured Creditor;

      (b) undertakes to comply with and be bound by all of the provisions of the Master Definitions Schedule as amended and restated by (and appearing as Appendix 1 to) the Master Definitions Schedule [o]th Deed of Amendment (as the same may have been and may be amended, varied or supplemented from time to time) and the Issuer Deed of Charge in its capacity as an Issuer Secured Creditor, as if it had been an original party thereto.

      (c) undertakes to perform, comply with and be bound by all of the provisions of the Issuer Deed of Charge in its capacity as a Issuer Secured Creditor, as if it had been an original party thereto as provided in [relevant clauses relating to Issuer Priority of Payment]; and

      (d) agrees that the Issuer Security Trustee shall be the Issuer Security Trustee of the Deed of Charge for all Issuer Secured Creditors upon and subject to the terms set out in the Issuer Deed of Charge.

4.    SCOPE OF THE DEED OF CHARGE

      The Master Issuer, the New Issuer Secured Creditor and the Issuer Security Trustee hereby agree that for the relevant purposes under the Issuer Deed of Charge and the Master Definitions Schedule as amended and restated by (and appearing as Appendix 1 to) the Master Definitions Schedule [o]th Deed of Amendment:

      (a)   the Agreement shall be treated as an Issuer [Transaction
            Document]; and

      (b) the New Issuer Secured Creditor shall be treated as an Issuer Secured Creditor.

5.    AMENDMENT TO THE ISSUER PRIORITY OF PAYMENTS

      To the extent necessary, the Issuer Secured Creditors agree to amend and restate the Issuer Priority of Payments set out in this Deed.

6.    APPLICATION

      Prior to and following enforcement of the Security all amounts at any time held by the Master Issuer, the Issuer Cash Manager or the Issuer Security Trustee in respect of the security created under or pursuant to this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Issuer Cash Management Agreement and the Issuer Deed of Charge.

7.    NOTICES

      Any notice or communication under or in connection with this Deed, the Issuer Deed of Charge or the Programme Master Definitions Schedule shall be given in the manner and at the times set out in Clause 23 (Notices) of the Issuer Deed of Charge to the addresses given in this Clause or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

      The address referred to in this Clause 7 for the New Issuer Secured Creditor is:

      [o]

      For the attention of: [o]
      Telephone:            [o]
      Facsimile:            [o]

      or such other address and/or numbers as the New Issuer Secured Creditor may notify to the parties to the Deed of Charge in accordance with the provisions thereof.

8.    GOVERNING LAW

      This Deed is governed by, and shall be construed in accordance with, English law.


DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto on its behalf on the date appearing on page 1.


New Issuer Secured Creditor

Executed by
[o]
as its deed as follows:                                                       By:___________________________________
Signed for and on its behalf by one of its                                        Director
directors and by another of its directors/its
secretary
                                                                              Name:_________________________________


                                                                              By:___________________________________
                                                                                   Director/Secretary

                                                                              Name:_________________________________


The Master Issuer

Executed by
GRANITE MASTER ISSUER PLC
as its deed as follows:                                                       By:___________________________________
Signed for and on its behalf by one of its                                        for and on behalf of LDC
directors and by another of its directors/its                                     Securitisation Director No. 1 Limited
secretary                                                                         - Director

                                                                              Name:_________________________________


                                                                              By:___________________________________
                                                                                  for and on behalf of LDC
                                                                                  Securitisation Director No. 2 Limited
                                                                                  - Director

The Note Trustee                                                              Name:_________________________________

Executed by
THE BANK OF NEW YORK
as its deed as follows:                                                       By:___________________________________
Signed for and on its behalf by one of its duly                                   Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                                              Name:_________________________________


                                      77

The Issuer Security Trustee

Executed by
THE BANK OF NEW YORK
as its deed as follows:                                                       By:___________________________________
Signed for and on its behalf by one of its duly                                   Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                                              Name:_________________________________


The Principal Paying Agent, the Agent Bank, the Registrar, the Transfer Agent, and the Account Bank

Executed by CITIBANK, N.A.
as follows:                                                                   By:___________________________________
Signed for and on its behalf by one of its duly                                   Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                                              Name:_________________________________


                                      78
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The US Paying Agent

Executed by
CITIBANK, N.A.
as follows:                                                                   By:___________________________________
Signed for and on its behalf by one of its duly                                   Duty Authorised Attorney/Signatory
authorised attorneys/signatories
                                                                              Name:_________________________________



The Issuer Cash Manager



Executed by
NORTHERN ROCK PLC
as its deed as follows:                                                       By:___________________________________
Signed for and on its behalf by one of its duly authorised                        Duly Authorised Attorney/Signatory
attorneys/signatories
                                                                              Name:_________________________________

Signature:
             Witness


Full Name:
Occupation: Solicitor
Address:     c/o Sidley Austin Brown & Wood
            Woolgate Exchange
            25 Basinghall Street
            London EC2V 5HA

The Corporate Service Provider

Executed by
LAW DEBENTURE CORPORATE SERVICES LIMITED
as its deed as follows:                                                       By:___________________________________
                                                                                  Director
Signed for and on its behalf by one of its
directors and by another of its directors/its                                 Name:_________________________________
secretary

                                                                              By:___________________________________
                                                                                  Director/Secretary
                                                                              Name:_________________________________
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